Exhibit (d)(23)
TRUST AGREEMENT
Between
_____________________
EXPEDIA, INC.
And
FIDELITY MANAGEMENT TRUST COMPANY
_____________________
EXPEDIA RETIREMENT SAVINGS PLAN
TRUST
Dated as of August 15, 2005

TABLE OF CONTENTS

Section 1. Definitions.	5
Section 2. Trust.	11
Section 3. Exclusive Benefit and Reversion of Sponsor Contributions.	11
Section 4. Disbursements.	12
Section 5. Investment of Trust.	12
(a) Selection of Investment Options.	12
(b) Available Investment Options.	12
(c) Participant Direction.	13
(d) Mutual Funds.	13
(i) Execution of Purchases and Sales.	14
(ii) Voting.	14
(e) Sponsor Stock.	15
(i) Acquisition Limit.	15
(ii) Fiduciary Duty.	15
(iii) Purchases and Sales of Sponsor Stock for Batch Activity.	15
(iv) Purchases and Sales of Sponsor Stock for Participant-Initiated Exchanges (“Real Time” Trading)	16
(v) Use of an Affiliated Broker.	17
(vi) Securities Law Reports.	18
(vii) Voting and Tender Offers.	18
(viii) General.	20
(ix) Conversion.	20
(x) Nasdaq Subscriber Agreement.	21
(f) IACCorp Stock.	21
(x) Acquisition Limit.	21
(xi) Fiduciary Duty.	21
(xii) Sales of IAC Stock for Batch Activity.	21
(xiii) Sales of IAC Stock for Participant-Initiated Exchanges (“Real Time” Trading)	22
(xv) Use of an Affiliated Broker.	23
(xiv) Securities Law Reports.	24
(xv) Voting and Tender Offers.	24
(xvi) General.	26
(xvii) Conversion.	26
(xviii) Nasdaq Subscriber Agreement.	26
(g) Participant Loans.	26
(h) BrokerageLink.	27
(i) Fidelity Retirement Plan Manager®.	29
(j) Collective Investment Funds Managed by the Trustee.	31
(k) Trustee Powers.	31
Section 6. Recordkeeping and Administrative Services to Be Performed.	32
(a) General.	32
(b) Accounts.	33
(c) Inspection and Audit.	33
(d) Notice of Plan Amendment.	33

(e) Returns, Reports and Information.	34
Section 7. Compensation and Expenses.	34
Section 8. Directions and Indemnification.	35
(a) Identity of Administrator and Named Fiduciary.	35
(b) Directions from Administrator.	35
(c) Directions from Committee.	35
(d) Co-Fiduciary Liability.	36
(e) Indemnification.	36
(f) Survival.	37
Section 9. Resignation or Removal of Trustee and Termination.	37
(a) Resignation and Removal.	37
(b) Termination.	38
(c) Notice Period.	38
(d) Transition Assistance.	38
(e) Failure to Appoint Successor.	38
Section 10. Successor Trustee.	39
(a) Appointment.	39
(b) Acceptance.	39
(c) Corporate Action.	39
Section 11. Resignation, Removal, and Termination Notices.	39
Section 12. Duration.	40
Section 13. Amendment or Modification.	40
Section 14. Electronic Services.	40
Section 15. Assignment.	42
Section 16. Force Majeure.	42
Section 17. Confidentiality.	42
Section 18. General.	43
(a) Performance by Trustee, its Agents or Affiliates.	43
(b) Entire Agreement.	43
(c) Waiver.	43
(d) Successors and Assigns.	43
(e) Partial Invalidity.	43
(f) Section Headings.	44
(g) Communications.	44

(h) Auto-Debit.	45
Section 19. Data Protection.	45
Section 20. Governing Law.	46
(a) Massachusetts Law Controls.	46
(b) Trust Agreement Controls.	46
Section 22. Plan Qualification.	46

SCHEDULES	48
Schedule “A” — Administrative Services	48
Schedule “B” — Fee Schedule	52
Schedule “C” — Investment Options	56
Schedule “D” — Authorized Signers (Administrator)	58
Schedule “E” — Authorized Signers (Named Fiduciary)	59
Schedule “F” — Statement of Qualified Status	60
Schedule “G” — Exchange Guidelines	62
Schedule “H” — Operational Guidelines for Non-Fidelity Mutual Funds	68
Schedule “I” — Securities That May Not Be Purchased Under the BrokerageLink Option	70
Schedule “J” — BrokerageLink Administrative Procedures	71
Schedule “K” — Form 5500 Service	74
Schedule “L” — Operating Guidelines for Investment Options Exchanges Fidelity Retirement Plan Manager®	76
Schedule “M” — Investment Management Agreement	77
-ii-

     TRUST AGREEMENT, dated as of the fifteenth day of August, 2005, between the EXPEDIA, INC., a Washington corporation, having an office at 3150 139th Avenue SE, Bellevue, Washington 98005 (the “Sponsor”), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the “Trustee”).
WITNESSETH:
     WHEREAS, the Sponsor is the sponsor of the Expedia Retirement Savings Plan (the “Plan”); and
     WHEREAS, the Sponsor wishes to establish a single trust to hold and invest assets of the Plan for the exclusive benefit of Participants, as defined herein, in the Plan and their beneficiaries; Other Frozen Investments will not be held in Trust by the Trustee; and
     WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Committee, as defined herein. However, other Frozen Investments will not be held in Trust by the Trustee; and
     WHEREAS, the Sponsor also wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and
     WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are ministerial in nature and are provided within a framework of plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator (as defined herein).
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1.	Definitions.
The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:
(a)	“ACH”
“ACH” shall mean Automated Clearing House.
(b)	“Administrator”

“Administrator” shall mean the Sponsor, identified in the Plan document as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).
(c)	“Agreement”
“Agreement” shall mean this Trust Agreement, and the Schedules and Exhibits attached hereto, as the same may be amended and in effect from time to time.
(d)	“BrokerageLink”
“BrokerageLink” shall mean the Participant directed brokerage option offered under the plan.
(e)	“BrokerageLink Core Account”
“BrokerageLink Core Account” shall mean the money market fund that serves as a settlement vehicle for the purchases and sales of securities via BrokerageLink. All contributions directed to BrokerageLink and all additional BrokerageLink investments are first deposited in the BrokerageLink Core Account.
(f)	“Business Day”
“Business Day” shall mean each day the NYSE is open.
(g)	“Code”
“Code” shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.
(h)	“Committee”
“Committee” shall mean the administrative committee appointed by the Sponsor pursuant to the terms of the Plan to administer the Plan in accordance with its terms and is a named fiduciary of the Plan (within the meaning of section 402(a) of ERISA.)
(i)	“Confidential Information”
“Confidential Information” shall mean (individually and collectively) proprietary information of the parties to this Trust Agreement, including but not limited to, their inventions, confidential information, know how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc.
(j)	“Declaration of Separate Fund”

“Declaration of Separate Fund” shall mean the declaration of separate fund for each fund of the Group Trust.
(k)	“EDT”
“EDT” shall mean electronic data transfer.
(l)	“Electronic Services”
“Electronic Services” shall mean communications and services made available via electronic media.
(m)	“ERISA”
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.
(n)	“External Account Information”
“External Account Information” shall mean account information, including retirement savings account information, from third party websites or other websites maintained by Fidelity or its affiliates.
(o)	“FBSLLC”
“FBSLLC” shall mean Fidelity Brokerage Services LLC.
(p)	“Fidelity Mutual Fund”
“Fidelity Mutual Fund” shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.
(q)	“Fidelity Retirement Plan Manager®”
“Fidelity Retirement Plan Manager®” shall mean a discretionary investment management service provided by Strategic Advisers in accordance with an investment management agreement attached as Schedule “O”, to eligible Participants who elect the service.
(r)	“FIIOC”
“FIIOC” shall mean Fidelity Investments Institutional Operations Company, Inc.
(s)	“Group Trust”

“Group Trust” shall mean the Fidelity Group Trust for Employee Benefit Plans for qualified plans.
(t)	“In Good Order”
“In Good Order” shall mean in a state or condition acceptable to the Trustee in its sole discretion, which the Trustee determines is reasonably necessary for accurate execution of the intended transaction.
(u)	“IAC Stock Fund”
“IAC Stock Fund” shall mean the investment option consisting of IAC/InterActiveCorp Common Stock, which is traded on the NASDAQ.
(v)	“Losses”
“Losses” shall mean any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorney’s fees and disbursements.
(w)	“Mutual Fund”
“Mutual Fund” shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.
(x)	“Named Fiduciary”
“Named Fiduciary” shall mean the Sponsor, a named fiduciary of the Plan (within the meaning of section 402(a) of ERISA). The Sponsor has delegated the responsibilities of the named fiduciary to the Committee.
(y)	“NAV”
“NAV” shall mean Net Asset Value.
(z)	“NFSLLC”
“NFSLLC” shall mean National Financial Services LLC.
(aa)	“Non-Fidelity Mutual Fund”
“Non-Fidelity Mutual Fund” shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.
(bb)	“NYSE”

“NYSE” shall mean the New York Stock Exchange.
(cc)	“Participant”
“Participant” shall mean, with respect to the Plan, any employee, former employee, or alternate payee with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee, former employee, or alternate payee until such account has been fully distributed and/or forfeited.
(dd)	“Participant Recordkeeping Reconciliation Period”
“Participant Recordkeeping Reconciliation Period” shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.
(ee)	“Participation Agreement”
“Participation Agreement” shall mean the participation agreement for the Group Trust.
(ff)	“PIN”
“PIN” shall mean personal identification number.
(gg)	“Plan”
“Plan” shall mean the Expedia Retirement Savings Plan, as it has or may be amended from time to time.
(hh)	“Plan Administration Manual”
“Plan Administration Manual” shall mean the document which sets forth the administrative and recordkeeping duties and procedures to be followed by the Trustee in administering the Plan, as such document may be amended and in effect from time to time.
(ii)	“Plan Sponsor Webstation”
“Plan Sponsor Webstation” shall mean the graphical windows based application that provides current Plan and Participant information including indicative data, account balances, activity and history.
(jj)	“Reporting Date”

“Reporting Date” shall mean the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof or the date as of which this Agreement terminates pursuant to Section 11 hereof.
(kk)	“SEC”
“SEC” shall mean the United States Securities and Exchange Commission.
(ll)	“SPO”
“SPO” shall mean the Standard Plan Options which are the basic non-brokerage investment options available in the Plan. Schedule “C” lists all of the investment options available in the Plan, including the brokerage option (BrokerageLink) and the non-brokerage options (SPO).
(mm)	“SPO Default Fund”
“SPO Default Fund” shall mean the SPO investment option into which the transferred assets will be placed when Participants transfer assets from BrokerageLink to the SPO.
(nn)	“Sponsor”
“Sponsor” shall mean Expedia, Inc., a Washington corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.
(oo)	“Sponsor Stock”
“Sponsor Stock” shall mean the common stock of the Sponsor, or such other publicly traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor’s affiliates as meets the requirements of section 407(d)(5) of ERISA with respect to the Plan.
(pp)	“Stock Fund”
“Stock Fund” shall mean the investment option consisting of Sponsor Stock.
(qq)	“Strategic Advisers”
“Strategic Advisers” shall mean Strategic Advisers, Inc., an affiliate of the Trustee, and a registered investment adviser, or its successors or assigns.
(rr)	“Trust”

“Trust” shall mean the Expedia Retirement Savings Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.
(ss)	“Trustee”
“Trustee” shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.
(tt)	“VRS”
“VRS” shall mean Voice Response System.

Section 2.	Trust.
The Sponsor hereby establishes the Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money or other property acceptable to the Trustee in its sole discretion, as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

Section 3.	Exclusive Benefit and Reversion of Sponsor Contributions.
     (a) Except as provided under applicable law, no part of the Trust may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries or the reasonable expenses of Plan administration. No assets of the Plan shall revert to the Sponsor, except as specifically permitted by the terms of the Plan.
     (b) Assignment or Alienation.
Except as may be provided by law, the Trust shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Sponsor, Participants or beneficiaries under the Plan. The Trustee shall not recognize any permitted assignment or alienation of benefits unless an authorized direction is received from the Committee.

Section 4.	Disbursements.
The Trustee shall make disbursements as directed by the Participant or the Administrator, as applicable, in accordance with the provisions of the Plan Administration Manual. The Trustee shall have no responsibility to ascertain any direction’s compliance with the terms of the Plan (except to the extent the terms of the Plan have been communicated to the Trustee in writing) or of any applicable law or the direction’s effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement.

Section 5.	Investment of Trust.
(a)	Selection of Investment Options or Fidelity Retirement Plan Manager®.
The Trustee shall have no responsibility for the selection of investment options under the Trust or the decision to offer Fidelity Retirement Plan Manager®, and shall not render investment advice to any person in connection with the selection of such options or service.
(b)	Available Investment Options.
The Committee shall direct the Trustee as to the investment options in which the Trust shall be invested during the Participant Recordkeeping Reconciliation Period and the investment options in which Participants may invest following the Participant Recordkeeping Reconciliation Period. The Committee may determine to offer as investment options only: (i) Mutual Funds, (ii) Sponsor Stock, (iii) non-diversified funds consisting of publicly traded equity securities, namely IAC Corp stock, (iv) notes evidencing loans to Participants in accordance with the terms of the Plan, (v) BrokerageLink and (vi) collective investment funds maintained by the Trustee for qualified plans.
The Trustee shall be considered a fiduciary with investment discretion only with respect to Plan assets that are invested in collective investment funds maintained by the Trustee for qualified plans.

The investment options initially selected by the Committee are identified on Schedule “C” attached hereto. Upon transfer to the Trust, Plan assets will be invested in the investment option(s) as directed by the Committee. The Committee may add additional investment options or remove investment options with the consent of the Trustee to reflect administrative considerations and upon mutual amendment of this Agreement, and the Schedules thereto, to reflect such additions or removals.
(c)	Participant Direction.
     As authorized under the Plan, each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant’s individual accounts , or shall direct the Trustee to invest such Participant’s individual accounts among the Plan’s available investment options in accordance with investment directions provided by Strategic Advisers under the Fidelity Retirement Plan Manager® service. In the event the Participant elects to participate in the Fidelity Retirement Plan Manager® service, he or she may not exercise investment direction over his or her Plan account (except for assets held in sponsor stock) until his or her participation in such service has terminated. Investment directions may be made by Participants by use of the telephone exchange system, the internet or in such other manner as may be agreed upon from time to time by the Sponsor and the Trustee. Participant direction to participate in Fidelity Retirement Plan Manager® (or to cease such participation) shall be made by use of the telephone exchange system, or in such other manner as may be agreed upon from time to time by the Sponsor the Trustee. Any direction from Participants contemplated by this paragraph shall be made in accordance with written exchange guidelines attached hereto as Schedule “G”. The Trustee shall not be liable for any loss or expense that arises from a Participant’s exercise or non-exercise of rights under this Section 5 over the assets in the Participant’s accounts. In the event that the Trustee fails to receive a proper direction from the Participant, the assets shall be invested in the investment option set forth for such purpose on Schedule “C”, until the Trustee receives a proper direction.
(d)	Mutual Funds.
     On the effective date of this Agreement, in lieu of receiving a printed copy of the prospectus for each Fidelity Mutual Fund selected by the Committee as a Plan investment option or short-term investment fund, the Committee hereby consents to receiving such documents electronically. The Committee shall access each prospectus on the internet after receiving notice from the Trustee that a current version is available online at a website maintained by the Trustee or its affiliate. Trustee represents that on the effective date of this Agreement, a current version of each such prospectus is available at http://www.fidelity.com or such successor website as Trustee may notify the Committee of in writing from time to time. The Committee represents that it has accessed/will access each such prospectus at http://www.fidelity.com or such successor website as Trustee may notify the Committee of in writing from time to time as of the effective date of this Agreement. All transactions involving Non-Fidelity Mutual Funds shall be done in accordance with the Operational Guidelines attached hereto as Schedule “H”. Trust investments in Mutual Funds shall be subject to ERISA, other applicable law and the following limitations:
(i)	Execution of Purchases and Sales of Mutual Funds
Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Administrator In Good Order all information, documentation and wire transfer of funds (if applicable), necessary to accurately effect such transactions. Exchanges of Mutual Funds pursuant to Participant request shall be made in accordance with the Exchange Guidelines attached hereto as Schedule “G”.
(ii)	Voting.
At the time of mailing of notice of each annual or special stockholders’ meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of such Mutual Fund credited to the Participant’s accounts as of the record date for the annual or special stockholders meeting, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares credited to the Participant’s accounts (both vested and unvested). The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant.
During the Participant Recordkeeping Reconciliation Period, the Committee shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust, including Mutual Fund shares held in any short-term investment fund for liquidity reserve. Following the Participant Recordkeeping Reconciliation Period, the Committee shall continue to have the right to direct the Trustee as to the manner in which the Trustee is to vote any Mutual Funds shares held in a short-term investment fund for liquidity reserve. The Trustee shall not vote any Mutual Fund shares for which it has received no directions from the Committee.
With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Committee. The Trustee shall have no further duty to solicit directions from Participants or the Committee.

(e)	Sponsor Stock.
Trust investments in Sponsor Stock shall be made via the Stock Fund. Dividends received on shares of Sponsor Stock shall be reinvested in additional shares of Sponsor Stock and allocated to Participants’ accounts.
(i)	Acquisition Limit.
Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
(ii)	Fiduciary Duty.
                                 (A) The Committee shall continually monitor the suitability of the Trust acquiring and holding Sponsor Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Committee with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.
                                 (B) Each Participant with an interest in Sponsor Stock (or, in the event of the Participant’s death, his beneficiary) is, for purposes of this section 5(e)(ii), hereby designated as a “named fiduciary” (within the meaning of section 403(a)(1) of ERISA), with respect to shares of Sponsor Stock allocated to his or her account whether or not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender or not tender such shares in their capacity.
(iii)	Purchases and Sales of Sponsor Stock for Batch Activity.
                                 Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Sponsor Stock related to a transaction that the Committee has directed the Trustee in writing to implement on a batch basis (“batch activity”).
                                 (A) Open Market Purchases and Sales. Purchases and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:
                                      (1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or
                                      (2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.
In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Named Fiduciary to deviate from the above purchase and sale procedures.
(iv)	Purchases and Sales of Sponsor Stock for Participant-Initiated Exchanges (“Real Time” Trading)
                                 Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock for Participant-initiated exchanges.
                                 (A) Purchases and Sales of Sponsor Stock. Purchases and sales of Sponsor Stock associated with individual Participant-initiated exchanges into or out of the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.
                                      (1) Automated Order Entry. Sponsor Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 14 of this Agreement.
                                      (2) Limitations on Trades; Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real

Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Sponsor Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Sponsor Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested by the Participant to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.
                                 (B) Reserve Requirements for Exchanges Into Stock Fund and Corrective Sales. The Participant’s ability to initiate exchanges into the Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time (or such higher reserve requirements as may be established by the Sponsor in written direction to the Trustee) and described to the Committee and Participants. Requests to exchange into the Sponsor Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Sponsor Stock is executed, and the Participant does not have sufficient assets in the designated investment option to fund the trade, the Trustee will liquidate investment options (including those held in other sources eligible for liquidation) in the affected Participant’s account pro rata. In the event that the Participant does not have sufficient assets in any other investment option, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the Participant’s account.
                                 (C) Fractional Shares. Participants will be entitled to exchange out fractional shares in the Stock Fund only in connection with a request to exchange out the entire balance of their Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.
(v)	Use of an Affiliated Broker.
For all purchases and sales of Sponsor Stock on the open market, whether Participant-initiated or otherwise, the Committee hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:
                                      (1) As consideration for such brokerage services, the Committee agrees that FBSLLC shall be entitled to remuneration under this direction provision in the amount of

$0.029 commission on each share of Sponsor Stock. Any increase in such remuneration may be made only by written agreement between the Committee and Trustee.
                                      (2) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.
                                      (3) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Committee reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.
                                      (4) The Plan Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan or its Participants, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of his or her individual account balance in the Sponsor Stock Fund subject to Participant direction.
(vi)	Securities Law Reports.
The Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust’s ownership of Sponsor Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.
(vii)	Voting and Tender Offers.
Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

                                 (A) Voting.
                                      (1) When the issuer of Sponsor Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least ten (10) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represents the same information distributed to shareholders of Sponsor Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock credited to the Participant’s accounts.
                                      (2) Each Participant with an interest in the Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall vote shares of Sponsor Stock credited to a Participant’s account for which it has received no directions from the Participant in the same proportion on each issue as it votes those shares credited to Participants’ account for which it received voting direction from Participants.
                                 (B) Tender Offers.
                                      (1) Upon commencement of a tender offer for any securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock credited to the Participants account (both vested and unvested).

                                      (2) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock credited to a Participant’s accounts for which it has received no directions from the Participant.
                                      (4) A Participant who has directed the Trustee to tender some or all of the shares of Sponsor Stock credited to the Participant’s accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline.. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.
                                      (5) A direction by a Participant to the Trustee to tender shares of Sponsor Stock credited to the Participant’s accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Committee, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule “C”.
(viii)	General.
With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock, the Trustee shall follow the procedures set forth in subsection (A), above.
(ix)	Conversion.
All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

(x)	Nasdaq Subscriber Agreement.
The Sponsor represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.
(f)	IAC Stock.
Trust investments in IAC Stock shall be made via the IAC Stock Fund. Dividends received on shares of IAC Stock shall be reinvested in additional shares of IAC Stock and allocated to Participants’ accounts.
(x)	Acquisition Limit.
Pursuant to the Plan, the Trust may be invested in IAC Stock to the extent necessary to comply with investment directions under this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.
(xi)	Fiduciary Duty.
                              (A) The Committee shall continually monitor the suitability of the Trust acquiring and holding IAC Stock, under the fiduciary duty rules of section 404(a)(1) of ERISA (as modified by section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or expense, which arises from the directions of the Committee with respect to the acquisition and holding of IAC Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of this Agreement.
                              (B) Each Participant with an interest in IAC Stock (or, in the event of the Participant’s death, his beneficiary) is, for purposes of this section 5(f)(ii), hereby designated as a “named fiduciary” (within the meaning of section 403(a)(1) of ERISA), with respect to shares of IAC Stock allocated to his or her account whether or not purchased at his or her direction, and such Participant (or beneficiary) shall have the right to direct the Trustee as to the manner in which the Trustee is to vote or tender such shares in their capacity.
(xii)	Sales of IAC Stock for Batch Activity.
                              Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern the sale of IAC Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other sale of IAC Stock related to a transaction that the Sponsor has directed the Trustee in writing to implement on a batch basis (“batch activity”).
                              (A) Open Market Sales. Sales of IAC Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:
                                        (1) If the Trustee is unable to sell the total number of shares required to be sold on such day as a result of market conditions; or
                                        (2) If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the IAC Stock is traded, or any other regulatory or judicial body from selling any or all of the shares required to be sold on such day.
In the event of the occurrence of a circumstance described in (1) or (2) above, the Trustee shall sell such shares as soon thereafter as administratively feasible, and shall determine the price of such sales to be the average sales price of all such shares sold, respectively. The Trustee may follow written directions from the Committee to deviate from the above sale procedures.
(xiii)	Sales of IAC Stock for Participant-Initiated Exchanges (“Real Time” Trading)
                              Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern sales of IAC Stock for Participant-initiated exchanges.
                              (A) Sales of IAC Stock. Sales of IAC Stock associated with individual Participant-initiated exchanges out of the IAC Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s procedures for “Real Time Trading.” The Sponsor may instruct the Trustee to limit the order types available to Participants.
                                        (1) Automated Order Entry. IAC Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade. Such electronic order entry system shall be deemed an Electronic Service for purposes of Section 14 of this Agreement.
               Limitations on Trades; Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the IAC Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the IAC Stock is traded, or any other regulatory or judicial body has prohibited sales of any or all of the shares requested by the Participant to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled. Participants will be entitled to exchange out fractional shares in the IAC Stock Fund only in connection with a request to exchange out the entire balance of their IAC Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.
(xv)	Use of an Affiliated Broker.
For all sales of IAC Stock on the open market, whether Participant-initiated or otherwise, the Committee hereby directs the Trustee to use FBSLLC to provide brokerage services. Subject to the provisions of this agreement, FBSLLC shall execute such trades directly or through any of its affiliates. The provision of brokerage services shall be subject to the following:
                                        (1) As consideration for such brokerage services, the Committee agrees that FBSLLC shall be entitled to remuneration under this direction provision in the amount of $0.029 commission on each share of IAC Stock. Any increase in such remuneration may be made only by written agreement between the Committee and Trustee.
                                        (2) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision. FBSLLC may assign its rights and obligations under this agreement to any affiliate, provided that the assignee is bound by the terms hereof, including the provisions concerning remuneration.
                                        (3) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Committee reserves the right to terminate this direction upon written notice to FBSLLC (or its successors or assigns) and the Trustee, in accordance with Section 11 of this Agreement.
                                        (4) The Plan Sponsor acknowledges that FBSLLC (and its successors and assigns) may rely upon this Trust Agreement in establishing an account in the name of the Trustee for the Plan or its Participants, and in allowing each Participant to exercise limited trading authorization over such account, to the extent of his or her individual account balance in the IAC Stock Fund subject to Participant direction.
(xiv)	Securities Law Reports.
The Administrator shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of IAC Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop sales of IAC Stock pending the filing of any report. The Trustee shall provide to the Administrator such information on the Trust’s ownership of IAC Stock as the Administrator may reasonably request in order to comply with Federal or state securities laws.
(xv)	Voting and Tender Offers.
Notwithstanding any other provision of this Agreement the provisions of this Section shall govern the voting and tendering of IAC Stock. The Sponsor shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of IAC Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of IAC Stock.
(A)	Voting.
                                        (1) When the issuer of IAC Stock prepares for any annual or special meeting, the Sponsor shall notify the Trustee at least ten (10) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of IAC Stock. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant with an interest in IAC Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of IAC Stock credited to the Participant’s accounts.
                                        (2) Each Participant with an interest in the IAC Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of IAC Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of IAC Stock shall be communicated in writing, or by such other means as agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such person in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of IAC Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall vote shares of IAC Stock credited to a Participant’s account for which it has received no directions from the Participant in the same proportion on each issue as it votes those shares credited to Participants’ account for which it received voting direction from Participants.
(B)	Tender Offers.
                                        (1) Upon commencement of a tender offer for any securities held in the Trust that are IAC Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of IAC Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the IAC Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of IAC Stock credited to the Participants account (both vested and unvested).
                                        (2) Each Participant with an interest in the IAC Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of IAC Stock credited to the Participant’s accounts (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of IAC Stock shall be communicated in writing, or such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of IAC Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of IAC Stock credited to a Participant’s accounts for which it has received no directions from the Participant.
                                        (3) A Participant who has directed the Trustee to tender some or all of the shares of IAC Stock credited to the Participant’s accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.
                                        (5) A direction by a Participant to the Trustee to tender shares of IAC Stock credited to the Participant’s accounts shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of IAC Stock tendered from that account. Pending receipt of directions (through the Administrator) from the Participant or the Committee, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the investment option described in Schedule “C”.
(xvi)	General.
With respect to all shareholder rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of IAC Stock, the Trustee shall follow the procedures set forth in subsection (A), above.
(xvii)	Conversion.
All provisions in this Section 5(f) shall also apply to any securities received as a result of a conversion of Sponsor Stock.
(xviii)	Nasdaq Subscriber Agreement.
The Sponsor represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.
(g)	Participant Loans.
Loans shall be processed and administered in accordance with the terms of the Plan and the loan policy adopted from time to time by the Administrator, as set forth in the Plan Administration Manual. Except with regard to terminated Participants using loan coupons, the Administrator shall act as the Trustee’s agent with regard to Loans and as such shall (i) separately account for repayments of such loans and clearly identify such assets as Plan assets; and (ii) collect and remit all principal and interest payments to the Trustee. To the extent that the Participant is required to submit loan documentation to the Administrator for approval prior to the issuance of a loan, the Administrator, on behalf of the trust, shall be responsible for (i) holding physical custody of and keeping safe the notes and other loan documents; and (ii) canceling and surrendering the notes and other loan documentation when a loan has been paid in full.
To facilitate recordkeeping, the Trustee may destroy the original of any proceeds check (including the promissory note) made in connection with a loan to a Participant under the Plan, provided that the Trustee or its agent first creates a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the proceeds check (including the promissory note) and the Participant’s signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original.
(h)	BrokerageLink.
The Sponsor hereby directs the Trustee to use FBSLLC to purchase or sell individual securities for Participant BrokerageLink accounts (“Participant Accounts”) in accordance with investment directions provided by Participants. The Sponsor directs the Trustee to establish a Participant Account with FBSLLC in the name of the Trustee for each Participant electing to utilize the BrokerageLink option. Each so electing Participant shall be granted limited trading authority over the Participant Account established for such Participant, and FBSLLC shall accept and act upon instructions from such Participants to buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in the Participant Accounts. The provision of BrokerageLink shall be subject to the following:
                    (i) Each Participant who elects to utilize the BrokerageLink option must complete a BrokerageLink Participant Acknowledgement Form which incorporates the provisions of the BrokerageLink Account Terms and Conditions. Upon acceptance by FBSLLC of the BrokerageLink Participant Acknowledgement Form, FBSLLC will establish a Participant Account for the Participant. Participant activity in the Participant Account will be governed by the BrokerageLink Participant Acknowledgement Form and the BrokerageLink Account Terms and Conditions. In the event that a provision of either the BrokerageLink Account Terms and Conditions or the BrokerageLink Participant Acknowledgement Form conflicts with the terms of this Agreement, the Plan or an applicable statute or regulation, the Agreement, the Plan or the applicable statute or regulation shall control.
                    (ii) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.
                    (iii) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to the Trustee, in accordance with Section 11 of this Agreement. Such notice shall be deemed a direction to terminate BrokerageLink as an investment option.
                    (iv) The types of securities which may not be purchased under BrokerageLink are listed on Schedule “I”. Administrative procedures governing investment in and withdrawals from BrokerageLink Participant Accounts are attached hereto as Schedule “J”.
                    (v) With respect to exchanges from the SPO into the Participant Account, the Named Fiduciary hereby directs the Trustee to submit for processing all instructions for purchases into the BrokerageLink Core Account resulting from such exchange requests on the next Business Day.
                    (vi) A Participant has the authority to designate an agent to have limited trading authority over assets in the Participant Account established for such Participant. Such agent as the Participant may designate shall have the same authority to trade in and otherwise transact business in the Participant Account, in the same manner and to the same extent as the Participant is otherwise empowered to do hereunder, and FBSLLC shall act upon instructions from the agent as if the instructions had come from the Participant. Designation of an agent by the Participant is subject to acceptance by FBSLLC of a completed BrokerageLink Third Party Limited Trading Authorization Form, the terms of which shall govern the activity of the Participant and the authorized agent. In the event that a provision of the BrokerageLink Third Party Limited Trading Authorization Form conflicts with the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Agreement, the Plan or an applicable statute or regulation, the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Agreement, the Plan or the applicable statute or regulation shall control.
                    (vii) The Participant shall be solely responsible for receiving and responding to all trade confirmations, account statements, prospectuses, annual reports, proxies and other materials that would otherwise be distributed to the owner of the Participant Account. With respect to proxies for securities held in the Participant Account, FBSLLC shall send a copy of the meeting notice and all proxies and proxy solicitation materials, together with a voting direction form, to the Participant and the Participant shall have the authority to direct the exercise of all shareholder rights attributable to those securities. The Trustee shall not exercise such rights in the absence of direction from the Participant.
                    (viii) FBSLLC shall buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in Participant Accounts, transfer funds to and from the BrokerageLink Core Account and the SPO Default Fund, collect any fees or other remuneration due FBSLLC or any of its affiliates, and make distributions directly to the Participant, in accordance with the administrative procedures set forth in Schedule “J”. No prior notice to or consent from the Participant is required. In the event of a transfer of the Plan to another service provider, the directions of the Sponsor in transferring Plan assets shall control. Such transfers may be effected without notice to or consent from the Participant.
                    (ix) FBSLLC may accept from the Participant, changes to indicative data including, but not limited to, postal address, email address, and phone number associated with the Participant Account established for the Participant.
(i)	Fidelity Retirement Plan Manager®.
                    (i) This section is intended to authorize appointment of an investment manager as contemplated in Section 402(c)(3) of ERISA. The Sponsor may appoint an investment manager, and, pursuant to the agreement attached as Schedule “M”, the Sponsor has so appointed Strategic Advisers with respect to assets held in the individual Plan accounts of participants electing to participate in the Fidelity Retirement Plan Manager® service. That appointment extends only to Managed Assets, as defined below.
                    (ii) Managed Assets shall be comprised of those assets held in or contributed to the individual plan accounts of eligible Participants (except for assets held in sponsor stock) from whom the Trustee or its agent has received In Good Order an election to participate in the Fidelity Retirement Plan Manager® service, and whose participation has not been terminated in accordance with subparagraph (iv). All Participants (including terminated and retired Participants) and beneficiaries are eligible for Fidelity Retirement Plan Manager®. In order to be eligible for the service, a Participant must have a Plan account balance equal to or greater than an amount as the Trustee and Strategic Advisers may determine in their sole discretion, after notice to the Sponsor. Participants who hold non-traditional investment options in their Plan account, such as self-directed brokerage assets, are ineligible for the service until such holdings are liquidated.
                    (iii) Purchases and sales of investment options initiated by the service shall be governed by the operating guidelines set out in Schedule “L”.
                    (iv) For so long as Fidelity Retirement Plan Manager® is offered, Strategic Advisers’ authority with respect to Managed Assets shall begin when Fidelity has confirmed receipt of an election In Good Order from an eligible Participant who has elected to participate in the service (and in the case of plans or portions thereof transferring to Fidelity recordkeeping services, at the conclusion of the Participant Recordkeeping Reconciliation Period). Strategic Advisers’ authority with respect to

Managed Assets shall end with respect to a Participant when (A) the Participant terminates his or her election to participate in the Fidelity Retirement Plan Manager® service; (B) Managed Assets are withdrawn (through loan, withdrawal or distribution) or otherwise transferred out of the Participant’s account for any reason (but only to the extent of such withdrawal or transfer); (C) the Participant’s account is transferred to another plan not offering the service; (D) Strategic Advisers receives notice from the Trustee or its agent of a Participant’s death, after the Trustee or its agent has been so notified; (E) Strategic Advisers notifies a Participant that the Participant is no longer eligible for the service, or that it will no longer provide the service to such Participant for any reason; (F) when the Plan’s Named Fiduciary directs Strategic Advisers to discontinue its service to any Participant (whether through termination of Strategic Advisers as investment manager with respect to the Fidelity Retirement Plan Manager® service, or otherwise); or (G) when an affiliate of the Trustee ceases to provide recordkeeping services for the Plan. A Participant’s termination of his or her election to participate in the Service shall be effective immediately after the Trustee confirms receipt of such election, provided that if confirmation is received after market close and one or more exchange transactions initiated by Strategic Advisers are pending for processing in the nightly cycle for such date, such exchanges shall be processed as of the market close on such date.
                    (v) The Managed Assets shall be identified on the books and records of the Trust separately from all other assets held by the Trustee under this Agreement. Strategic Advisers shall have the duty and power to direct the Trustee and its affiliates as to the investment of Managed Assets among available investment options, in accordance with governing investment guidelines, but shall have no authority with respect to the exercise of shareholder rights such as voting, or other rights that arise out of the Trust’s ownership of certain securities, such as the right to participate in bankruptcy or other litigation. The Trustee shall follow the direction of Strategic Advisers or its agent regarding the investment and reinvestment of the Managed Assets. The Trustee shall have no authority or responsibility to review, question or countermand any instruction provided by Strategic Advisers to it, unless it has knowledge that by its action or failure to act, it will be participating in or undertaking to conceal a breach of fiduciary duty by Strategic Advisers.
                    (vi) The Trustee may execute such documents and powers of attorney as may be necessary to authorize Strategic Advisers or its agents, to exercise the investment management duties of Strategic Advisers.

                    (vii) It is acknowledged that the Strategic Advisers may appoint as its agent any entity, including FIIOC, that is also used by the Trustee in performing its duties hereunder without additional cost.
                    (viii) Neither the Trustee nor its affiliates performing recordkeeping and administrative services for the Plan shall have any obligation to provide any information concerning an electing Participant to Strategic Advisers (including, without limitation, any holdings of such Participant outside of the assets allocated to the Fidelity Retirement Plan Manager® service), provided, however, that the Trustee and such affiliates shall be obligated to provide such data as will notify Strategic Advisers of an event terminating some or all of its management responsibilities for electing Participants.
(j)	Collective Investment Funds Managed by the Trustee.
To the extent that the Committee selects as an investment option the Managed Income Portfolio II of the Group Trust, the Sponsor hereby (A) acknowledges that it has received from the Trustee a copy of the Group Trust, the Participation Agreement and the Declaration of Separate Fund for the Managed Income Portfolio II, and (B) adopts the terms of the Group Trust, the Participation Agreement and the Declaration of Separate Fund as part of this Agreement.
(k)	Trustee Powers.
The Trustee shall have the following powers and authority:
                    (i) Subject to paragraphs (b) and (c) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.
                    (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees, or in the Trustee’s account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.
                    (iii) To keep that portion of the Trust in cash or cash balances as the Committee or Administrator may, from time to time, deem to be in the best interest of the Trust.
                    (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                    (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion; provided that the cost of such borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity. The Sponsor acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Class Exemption 2002-55 prior to executing this Agreement if applicable.
                    (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.
                    (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.
                    (viii) To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.
                    (ix) To do all other acts, although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Section 6.	Recordkeeping and Administrative Services to Be Performed.
(a)	General.
The Trustee shall perform those recordkeeping and administrative functions described in Schedule “A” attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator’s written directions regarding the Plan’s provisions, guidelines and interpretations.

(b)	Accounts.
The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account, the Trustee shall have no liability or further accountability to the Administrator with respect to the propriety of its acts or transactions shown in such account (or any Participant-level report provided to a Participant), except with respect to such acts or transactions as to which a written objection shall have been filed with the Trustee within such six (6) month period; except to the extent that the Sponsor, Administrator or Committee cannot reasonably be expected to have discovered any failure, omission or error in such accounting after reviewing such account with reasonable care and diligence.
(c)	Inspection and Audit.
Prior to the termination of this Agreement, all records generated by the Trustee in accordance with paragraphs (a) and (b), above, shall be open to inspection and audit by the Administrator or any persons designated by the Administrator, during the Trustee’s regular business hours. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant’s accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan’s new recordkeeper such further records as may be reasonably requested, at the Sponsor’s expense.
(d)	Notice of Plan Amendment.
The Trustee’s provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment’s adoption and on the Administrator providing the Trustee, on a timely basis, with all the information the Trustee deems necessary for it to perform the recordkeeping and administrative services set forth herein, and such other information as the Trustee may reasonably request.

(e)	Returns, Reports and Information.
Except as set forth on Schedule “A”, the Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law, except such disclosure as may be required under federal or state truth-in-lending laws with regard to Participant loans, which shall be provided by the Trustee or the Administrator, as applicable.
(f)	Standard of Care.
Notwithstanding anything to the contrary in the Trust Agreement, the Trustee represents and warrants that at all times during the terms of this Trust Agreement, the Trustee will fulfill its obligations, including trustee and recordkeeping duties, in a manner consistent with the applicable fiduciary responsibility provisions of ERISA.

Section 7.	Compensation and Expenses.
Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee’s bill, the fees for services in accordance with Schedule “B”. Fees for services are specifically outlined in Schedule “B” and are based on all of the assumptions identified therein. The Trustee shall maintain its fees for two (2) years; provided, however, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule “B” change significantly by either falling below or exceeding current or projected levels, such fees shall be subject to revision. To reflect increased operating costs, Trustee may once each calendar year, but not prior to July 1, 2007, amend Schedule “B” with the Sponsor’s consent, which shall not be unreasonably withheld (taking into account the Sponsor’s fiduciary duties under ERISA to Participants) upon ninety (90) days prior notice to the Sponsor. Such increases in operating costs are shared by all sponsors of plans recordkept or trusteed by the Trustee.
All reasonable expenses of plan administration as shown on Schedule “B” attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants’ accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.
All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, and any other reasonable expenses of Plan administration as determined and directed by the Administrator, shall be a charge against and paid from the appropriate Participants’ accounts.

Section 8.	Directions and Indemnification.
(a)	Identity of Administrator and Named Fiduciary.
The Trustee shall be fully protected in relying on the fact that the Named Fiduciary and the Administrator under the Plan are the individuals or entities named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.
(b)	Directions from Administrator.
Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule “D”, and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. For purposes of this Section, such direction may also be made EDT or other electronic means in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator.
(c)	Directions from Committee.
Whenever the Committee or Sponsor provides a direction to the Trustee, the Trustee shall not be liable for any loss or expense arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Committee in the form attached hereto as Schedule “E” and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction’s face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of this Agreement. Such direction may also be made via EDT or other electronic means in accordance with procedures agreed to by the Committee and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Committee.

(d)	Co-Fiduciary Liability.
In any other case, the Trustee shall not be liable for any loss or expense arising from any act or omission of another fiduciary under the Plan except as provided in section 405(a) of ERISA.
(e)	Indemnification.
The Sponsor and the Committee shall indemnify the Trustee against, and hold the Trustee harmless from, Losses, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all Losses arising solely from the Trustee’s negligence, fraud, willful misconduct, bad faith, violation of ERISA or breach of this Agreement.
Anything hereinabove to the contrary notwithstanding, subject to the following paragraph, any obligation of the Sponsor to indemnify and hold harmless the Trustee against Losses shall be expressly conditioned on the Trustee giving prompt notice to the Sponsor of any such potential liability and the Trustee giving the Sponsor an opportunity to defend or settle the same by counsel selected by the Sponsor (with the consent of the Trustee). The Trustee shall promptly reimburse the Sponsor to the extent costs of the Trustee’s defense in any such lawsuit or claim where the court or other tribunal of competent jurisdiction hearing such lawsuit or claim determines that the Trustee materially breached this Agreement or committed an act or omission constituting negligence, bad faith, fraud or willful misconduct or a violation of ERISA. The Trustee shall have the right to retain its own counsel, in any such proceeding if it deems, in its reasonable judgment, its interests and the Sponsor’s to be sufficiently in conflict that they could not be represented by the same counsel.
The Trustee shall indemnify the Sponsor and the Committee against, and hold the Sponsor and the Committee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Sponsor by reason of any claim, regulatory proceeding, or litigation arising from Trustee’s negligence, fraud, willful misconduct, bad faith, a violation of ERISA or breach of this Agreement.
The Trustee shall also indemnify the Sponsor and the Committee against and hold the Sponsor harmless from any and all such Losses that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of i) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Fidelity PortfolioPlanner®, except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the Participant, the Sponsor or third parties; or ii) any prohibited transactions resulting from the provision of Fidelity PortfolioPlanner® by the Trustee.

In addition to any other indemnification provided to Trustee by Sponsor under this Agreement, Sponsor shall indemnify Trustee against, and hold Trustee harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against Trustee by reason of any claim, regulatory proceeding, or litigation arising from Sponsor’s failure to provide, or delay in providing, information to Trustee necessary to effectuate the transfer of funds pursuant to the Auto-Debit service in Section 18(h) or any deficiency or lack of funds in any account from which Sponsor has directed Trustee to deduct payments under that section.
Anything hereinabove to the contrary notwithstanding, any obligation of the Trustee to indemnify and hold harmless the Sponsor or any member of the Committee against any Losses shall be expressly conditioned on the Sponsor or Committee giving prompt notice to the Trustee of any potential liability and the Sponsor or Committee giving the Trustee an opportunity to defend or settle the same by counsel selected by the Trustee (with the consent of the Sponsor or Committee). The Sponsor or Committee shall promptly reimburse the Trustee to the extent costs of the Sponsor or Committees’ defense in any such lawsuit or claim where the court or other tribunal of competent jurisdiction hearing such lawsuit or claim determines that the Sponsor or Committee materially breached this Agreement or committed an act or omission constituting negligence, bad faith, fraud or willful misconduct or a violation of ERISA. The Sponsor or Committee shall have the right to retain its own counsel at its expense in any such proceeding if it deems, in its reasonable judgment, its interests and the Trustee’s to be sufficiently in conflict that they could not be represented by the same counsel.
(f)	Survival.
The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9.	Resignation or Removal of Trustee and Termination.
(a)	Resignation and Removal.
The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

(b)	Termination.
This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e., a “partial deconversion”) at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.
(c)	Notice Period.
In the event either party desires to terminate this Agreement or any Services hereunder, the party shall provide at least sixty (60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.
(d)	Transition Assistance.
In the event of termination of this Agreement, if requested by Sponsor, the Trustee shall assist the Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and services provided by the Trustee hereunder to the Sponsor or its designee. The Trustee shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. The Trustee shall provide to the Sponsor, or to any person designated by the Sponsor, at a mutually agreeable time, one file of the Plan data prepared and maintained by the Trustee in the ordinary course of business, in the Trustee’s format. The Trustee may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.
(e)	Failure to Appoint Successor.
If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys’ fees and disbursements.

Section 10.	Successor Trustee.
(a)	Appointment.
If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.
(b)	Acceptance.
As of the date the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee, except as may be required to evidence such transition. The predecessor trustee shall execute all instruments and do all acts that may be reasonably necessary and requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.
(c)	Corporate Action.
Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11.	Resignation, Removal, and Termination Notices.
All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Director, Benefits and HRIS Operations, and with copy to General Counsel, Expedia, Inc., 3150 139th Avenue SE, Bellevue, Washington 98005, and to the Trustee c/o FESCo Business Compliance, Contracts Administration, 82 Devonshire Street, MM3H, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

Section 12.	Duration.
This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 13.	Amendment or Modification.
This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. The individuals authorized to sign such instrument shall be those authorized by the Sponsor on Schedule “E.”

Section 14.	Electronic Services.
               (a) The Trustee may provide communications and Electronic Services via electronic media, including, but not limited to NetBenefits, eWorkplace and Fidelity Plan Sponsor WebStation. The Sponsor agrees to use such Electronic Services only in the course of reasonable administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise redisseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of the Trustee. Notwithstanding the foregoing, the Trustee acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Sponsor in connection with the administration of the Plan. In such cases, the Trustee will notify the Sponsor of such fact, and any requirements or guidelines associated with such usage or modification no later than the time of initial delivery of such Electronic Services. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Sponsor, it shall be the responsibility of the Sponsor to keep the Trustee informed as to which of the Sponsor personnel are authorized to have such access. Except to the extent otherwise specifically agreed by the parties, the Trustee reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

               (b) Without limiting the responsibilities of the Trustee or the rights of the Sponsor stated elsewhere in this Agreement, Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. To the extent that any Electronic Services utilize Internet services to transport data or communications, the Trustee will take, and the Sponsor agrees to follow, reasonable security precautions. However, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted electronically or via electronic media by the Sponsor or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication, nor does the Trustee make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, or non-infringement. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Services made in violation of this Agreement.
               (c) The Sponsor acknowledges that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Sponsor agrees that neither the Sponsor nor, where applicable, Participants, will obtain or attempt to obtain unauthorized access to such Services or to any other protected materials or information, through any means not intentionally made available by the Trustee for the specific use of the Sponsor. To the extent that a personal identification number (PIN) is necessary for access to the Electronic Services, the Sponsor and/or its Participants, as the case may be, are solely responsible for all activities that occur in connection with such PINs.
               (d) The Trustee will provide to Participants the FullViewSM service via NetBenefits, through which Participants may elect to consolidate and manage any retirement account information available through NetBenefits as well as External Account Information. To the extent not provided by the Trustee or its affiliates, the data aggregation service will be provided by Yodlee.com, Inc. or such other independent provider as the Trustee may select, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Sponsor acknowledges that Participants who elect to use FullViewSM must provide passwords and PINs to the provider of data aggregation services. The Trustee will use External Account Information to furnish and support FullViewSM or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Trustee will not furnish External Account Information to any third party, except pursuant to subpoena or other applicable law. The Sponsor agrees that the information accumulated through FullViewSM shall not be made available to the Sponsor, provided, however, that the Trustee shall provide to the Sponsor, upon request, aggregate usage data that contains no personally identifiable information.

Section 15.	Assignment.
This Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of Trustee without consent of the Sponsor. All provisions in this Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 16.	Force Majeure.
No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

Section 17.	Confidentiality.
Both parties to this Agreement recognize that in the course of implementing and providing the services described herein, each party may disclose to the other Confidential Information. All such Confidential Information, individually and collectively, and other proprietary information disclosed by either party shall remain the sole property of the party disclosing the same, and the receiving party shall have no interest or rights with respect thereto if so designated by the disclosing party to the receiving party. Each party agrees to maintain all such Confidential Information in trust and confidence to the same extent that it protects its own proprietary information, and not to disclose such Confidential Information to any third party without the written consent of the other party. Each party further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. In addition, each party agrees not to disclose or make public to anyone, in any manner, the terms of this Agreement, except as required by law, without the prior written consent of the other party.

Section 18.	General.
(a)	Performance by Trustee, its Agents or Affiliates.
The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including but not limited to FIIOC, FBSLLC, or the successor to any of them, and that certain of such services may be provided pursuant to one or more separate contractual agreements or relationships.
(b)	Entire Agreement.
This Agreement together with the schedules attached hereto, which are hereby incorporated by reference herein, contains all of the terms agreed upon between the parties with respect to the subject matter hereof.
(c)	Waiver.
No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or any subsequent failure or refusal to comply with any other obligation hereunder.
(d)	Successors and Assigns.
The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.
(e)	Partial Invalidity.
If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(f)	Section Headings.
The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
(g)	Communications.
For any Participant communications which are prepared solely by the Sponsor, the Sponsor represents that such communications will include all necessary information required by the regulations under ERISA §404(c). The Trustee shall request and the Sponsor shall provide all information regarding the content of the communications necessary to allow the Trustee to meet its obligations under this Agreement. The Trustee shall have no liability for any loss resulting from the Sponsor’s failure to communicate in a manner that would afford the fiduciaries protection under the ERISA §404(c) regulations.
For any Participant communications which are furnished solely by the Sponsor, whether prepared by the Sponsor or the Trustee, the Sponsor represents that such communications will be furnished to all Participants and beneficiaries in a manner that is consistent with ERISA including, but not limited to, any applicable provisions added by the Sarbanes-Oxley Act or otherwise required by law to afford fiduciaries protection under the ERISA §404(c) regulations. For any Participant communications which are furnished in part by the Sponsor, whether prepared by the Sponsor or the Trustee, the Sponsor represents that such communications will be furnished to all designated Participants and beneficiaries in a manner that is consistent with ERISA including, but not limited to, any applicable provisions added by the Sarbanes-Oxley Act or otherwise required by law to afford fiduciaries protection under the ERISA §404(c) regulations. Communications may be furnished electronically as long as such delivery is consistent with ERISA regulations regarding electronic transmission (§ 2501.104b-1) and any future applicable guidance. The Trustee and its affiliates shall have no liability for any Losses resulting from failure of the Sponsor to furnish any communications in a manner consistent with ERISA, the Sarbanes-Oxley Act or other applicable law.
The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, Losses that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from the content and furnishing of materials prepared solely by the Sponsor, or the lack thereof, or arising from the furnishing of materials by the Sponsor, or the lack thereof.

(h)	Auto-Debit.
Notwithstanding anything herein to the contrary, Sponsor hereby directs Trustee to request and receive payments in connection with contributions, loan repayments, and other payments made to the Plan through the ACH via an electronic funds transfer from Sponsor’s bank account as the Sponsor shall direct Trustee in writing. Sponsor agrees that it shall be solely responsible for assuring that Trustee is in receipt of the information necessary to effectuate the transfer of funds pursuant to this paragraph and that the bank account described under this paragraph or any subsequent directions to the Trustee contains sufficient funds to satisfy Trustee’s ACH request. Funds received via an electronic funds transfer will be credited to Participant’s accounts the day they are received by Trustee, if received prior to the close of the NYSE’s business day.

Section 19.	Data Protection.
In order to fulfill its obligations under this Agreement, the Trustee may receive personal data, including but not limited to, compensation, benefits, tax, marital/family status and other similar information, about Participants (“Personal Data”). With respect to Personal Data it receives, the Trustee agrees to (i) safeguard Personal Data in accordance with its privacy policy, and (ii) exercise the same standard of care in safeguarding such Personal Data that it uses to protect the personal data of its own employees. Notwithstanding the foregoing, the Sponsor may monitor the Trustee’s interactions with Participants for the purpose of evaluating Trustee’s services.
The Sponsor hereby authorizes the Trustee to provide the Sponsor’s employees with information about comprehensive financial planning services, including but not limited to savings accumulation, financial planning and services, guidance and retirement income management (portions of which may be provided by FBSLLC or another affiliate of Trustee). Such programs may include print communication material, email, employee workshops and/or outbound informational phone calls.
The Sponsor acknowledges that as part of this program, employees may provide consent to release their individual Plan data to the Trustee or its affiliates and may also consent to additional Fidelity services.

Section 20.	Governing Law.
(a)	Massachusetts Law Controls.
Except as provided to the contrary hereunder, this Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust, and the validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.
(b)	Trust Agreement Controls.
The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

Section 21.	Plan Qualification.
The Plan is intended to be qualified under section 401(a) of the Code and the Trust established hereunder is intended to be tax-exempt under section 501(a) of the Code. The Sponsor represents that to the extent Participants are able to instruct the investment of their account, the Plan is intended to constitute a plan described in section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1. A confirmation of the Plan’s current qualified status is attached hereto as Schedule “F,” and the Sponsor shall provide proof of the Plan’s continued qualification upon request by the Trustee. The Sponsor has the sole responsibility for ensuring the Plan’s qualified status and full compliance with the applicable requirements of ERISA. The Sponsor hereby certifies that it has furnished to the Trustee a complete copy of the Plan and all amendments thereto in effect as of the date of this Agreement. The Trustee acknowledges that the Plan is intended to be subject to Section 404(c) of ERISA. Notwithstanding any provision in this paragraph to the contrary, if the Trustee receives any investment direction that appears to the Trustee to be incomplete or unclear, the Trustee shall not be required to act on such instructions, except that the Trustee shall invest the applicable funds in the investment fund specified by the Committee on Schedule “C”.
          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

EXPEDIA, INC.

By:

Name:

Title:

Date:

FIDELITY MANAGEMENT TRUST COMPANY

By:

FMTC Authorized Signatory

Name:

Date:

SCHEDULES
SCHEDULE “A” — Administrative Services
Administration
*	Establishment and maintenance of Participant account and election percentages.

*	Maintenance of the Plan investment options set forth on Schedule “C.”

*	Maintenance of the money classifications set forth in the Plan Administration Manual.

*	The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A” or as otherwise agreed to in writing (or by means of a secure electronic medium) between Sponsor and Trustee. The Trustee may unilaterally add or enhance services, provided there is no impact on the fees set forth in Schedule “B.”
A) Participant Services
1.	Participant service representatives are available each business day from 8:30 a.m. ET — 8:00 p.m. in the Participant’s time zone in the continental United States to provide toll free telephone service for Participant inquiries and transactions.

2.	Through the automated voice response system and on-line account access via the world wide web, Participants also have virtually 24 hour account inquiry and transaction capabilities.

3.	For security purposes, all calls are recorded. In addition, several levels of security are available including the verification of a PIN or such other personal identifier as may be agreed to from time to time by the Sponsor and the Trustee.

4.	The following services are available via the telephone or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee:
•	Enroll new Participants. Confirmation of enrollment will be provided on-line or if requested, by mail (generally within five (5) calendar days of the request).

•	Provide Plan investment option information.

•	Provide and maintain information and explanations about Plan provisions.

•	Respond to requests for literature.

•	Allow Participants to change their deferral and after-tax percentages and establish/change catch-up contributions, if applicable. Provide updates via EDT for the Sponsor to apply to its payrolls accordingly.

•	Maintain and process changes to Participants’ contribution allocations for all money sources.

•	Process exchanges (transfers) between investment options on a daily basis.

•	Process in-service withdrawals, hardship withdrawals, and full distributions as directed by the Sponsor, in accordance with the procedures set forth in the Plan Administration Manual.

•	Consult with Participants on various loan scenarios and process loan requests (including loans for the purchase of a primary residence, if applicable) as directed by the Sponsor, in accordance with procedures set forth in the Plan Administration Manual.
B) Plan Accounting
1.	Process consolidated payroll contributions according to the Sponsor’s payroll frequency via EDT, consolidated magnetic tape or diskette. The data format will be provided by Trustee.

2.	Maintain and update employee data necessary to support Plan administration. The data will be submitted according to payroll frequency.

3.	Provide daily Plan and Participant level accounting for all Plan investment options.

4.	Provide daily Plan and Participant level accounting for all money classifications for the Plan.

5.	Audit and reconcile the Plan and Participant accounts daily.

6.	Reconcile and process Participant withdrawal requests and distributions as approved and directed by the Sponsor. All requests are paid based on the current market values of Participants’ accounts, not advanced or estimated values. A distribution report will accompany each check.

7.	Track individual Participant loans; process loan withdrawals; re-invest loan repayments; and prepare and deliver comprehensive reports to the Sponsor to assist in the administration of Participant loans.

8.	Maintain and process changes to Participants’ deferral percentage and prospective and existing investment mix elections.
C) Participant Reporting
1.	Provide confirmation to Participants of all Participant initiated transactions either online or via the mail. Online confirms are generated upon submission of a transaction and mail confirms are available by mail within three to five calendar days of the transaction.

2.	Provide Participants with opportunity to generate electronic statements via NetBenefits for activity for the requested time period. Upon Participant request, Fidelity will provide paper statements to the Participant via first class mail.

3.	Provide Participants with required Code Section 402(f) notification for distributions from the Plan. This notice advises Participants of the tax consequences of their Plan distributions.

4.	Provide Participants with required Code Section 411(a)(11) notification for distributions from the Plan. This notice advises Participants of the normal and optional forms of payment of their Plan distributions.
D) Plan Reporting
1.	Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) calendar days after the end of each month in the absence of unusual circumstances.
E) Government Reporting
1.	Process year-end tax reports for Participants — Forms 1099-R, as well as financial reporting to assist in the preparation of Form 5500.
F) Communication & Education Services
1.	Design, produce and distribute a customized comprehensive communications program for employees. The program may include multimedia informational materials, investment education and planning materials, access to Fidelity’s homepage on the internet and STAGES magazine. Additional fees for such services may apply as mutually agreed upon between Sponsor and Trustee.

2.	Provide Fidelity PortfolioPlanner® an internet-based educational service for Participants that generates target asset allocations and model portfolios customized to investment options in the Plan based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust agreement.
G) Other
1.	Non-Discrimination Testing: Perform non-discrimination limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package Guidelines. Any fees and restrictions associated with this testing service shall be addressed in such guidelines.

2.	Plan Sponsor Webstation: The Fidelity Participant Recordkeeping System is available on-line to the Sponsor via the Plan Sponsor Webstation. PSW is a graphical, Windows-based application that provides current plan and Participant-level information, including indicative data, account balances, activity and history. The Sponsor agrees that PSW access will not be granted to third parties without the prior consent of the Trustee.

3.	Change of Address by Telephone: The Trustee shall allow terminated and retired Participants to make address changes via Fidelity’s toll-free telephone service.

4.	Roll-In Processing. The Trustee shall process the qualification of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual.

Requests that do not meet the specified criteria will be returned to the Participant with further explanation as to why the request cannot be processed. If the Sponsor or the Trustee determine that a request is not a valid rollover, the full amount of the requested rollover will be distributed to the Participant.

5.	Minimum Required Distributions: Monitor and process minimum required distribution (“MRD”) amounts as follows: the Trustee shall notify the MRD Participant and, upon notification from the MRD Participant, shall use the MRD Participant’s information to process their distribution. If the MRD Participant has terminated employment and does not respond to the Trustee’s notification, the Sponsor hereby directs the Trustee to automatically begin the required distribution for the MRD Participant. In the case of any other MRD Participant who does not respond to the Trustee’s notification, the Trustee shall not proceed with the distribution.

6	Qualified Domestic Relations Order Processing: The Trustee will provide Qualified Domestic Relations Order support by supplying interested parties with plan and benefit information, suspending payments upon notification that a domestic relations order has been submitted, and executing all administrative action required by that order after it has been qualified by the Administrator.

EXPEDIA, INC.		FIDELITY MANAGEMENT TRUST COMPANY

By:		By:

	Date		FMTC Authorized Signatory Date

SCHEDULE “B” — Fee Schedule

Annual Participant Fee:	$3.00 per Participant*, billed and payable quarterly.

Loan Fee:	Establishment fee of $100.00 per loan account; annual fee of $15.00 per loan account.

Minimum Required Distribution:	$25.00 per Participant per MRD Withdrawal.

In-Service Withdrawals:	$20.00 per withdrawal.

Return of Excess Contribution Fee:	$25.00 per Participant, one-time charge per calculation and check generation.

Non-Discrimination Testing:	$3,200 fee annually.

Non-Fidelity Mutual Funds:	Fees paid directly to Fidelity Investments Institutional Operations Company, Inc. (FIIOC) or its affiliates by Non-Fidelity Mutual Fund vendors shall be posted and updated quarterly on Plan Sponsor Webstation at http://psw.fidelity.com or a successor site.

Self Directed Brokerage:	Fidelity BrokerageLink Plan Related Account Fee:

Annual Account Fee of $100 per account within each plan per year. To be calculated and deducted quarterly from the SPO if sufficient funds are available in the SPO. If there are insufficient funds in the SPO, fees shall be deducted from the BrokerageLink Core Account. Fidelity BrokerageLink Plan account minimum initial investment is $2,500; subsequent transfer minimum is $1,000. Brokerage fees and commissions for individual trades will be charged in accordance with a separate commission schedule.

Signature Ready 5500:	The fee is $1,000 per 5500 if all required information is submitted within 5 1/2 months following the Plan’s year-end. If all required information is not received until after 5 1/2 months following the Plan’s year-end, there will be an additional $1,000 late processing charge per Plan affected. Any revisions requested by the Plan Sponsor after Fidelity has initially prepared and submitted the Form 5500 to the Plan Sponsor will be processed at a rate of $100 per hour.

DRO Qualification:	The “standard” Order review fees are as follows: $300 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,200 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered. A “standard” DRO is an order that references one defined contribution plan only. The fees for “complex” Orders are as follows: $900 for the review of unaltered Orders generated via Fidelity’s QDRO Center website, or $1,800 for the review of Orders not generated via Fidelity’s QDRO Center website, or for Orders generated via Fidelity’s QDRO Center website but then subsequently altered. A “complex” Order is an Order that references a defined benefit plan or multiple plans (defined benefit and/or defined contribution, in any combination). Any revisions to these fees will be reflected in an updated Service Authorization Agreement for the DRO qualification service which will be provided by the Trustee to the Sponsor for execution.

Fidelity Retirement Plan Manager:	The fees for Fidelity Retirement Plan Manager® are set forth in the Investment Management Agreement set forth as Schedule “P” hereto.
Unless paid by the Sponsor or deducted from the Plan pursuant to alternative, valid direction from the Plan’s Named Fiduciary, the quarterly fees for Fidelity Retirement Plan Manager® applicable to each Participant will be calculated, based on a Participant’s daily balances for all days not previously billed, generally on the 25th day (or next available Business Day) of the final month of the Participant statement cycle quarter. The Trustee shall redeem investments in the amount of such fee pro rata from the investment options in the electing Participant’s Plan account on the Business Day following the fee calculation. This amount will be noted on the Participant’s statement. In the event a Participant’s participation in the service is terminated before the end of a quarter, the fee will be prorated based on the number of days the account was managed during the quarter. Failure to deduct fees shall not constitute a fee waiver.
•	Other Fees: separate charges may apply for extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to Fidelity.

*	This fee will be imposed pro rata for each calendar quarter, or any part thereof, that it remains necessary to keep a Participant’s account(s) as part of the Plan’s records, e.g., vested, deferred, forfeiture, top-heavy and terminated Participants who must remain on file through calendar year-end for 1099-R reporting purposes.
Stock Administration Fee:
To the extent that assets are invested in Sponsor Stock, 0.15% (15 basis points) of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter’s last valuation date, but no less than $20,000 nor more than $50,000 per year.
To the extent that assets are invested in IAC Stock, 0.10% (10 basis points) of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter’s last valuation date, but no less than $10,000 nor more than $35,000 per year.
Note: These fees have been negotiated and accepted based on the following Plan characteristics: current plan assets of $ 57 million, current participation of 4400 Participants, current stock assets of $ 1 million, total Fidelity actively managed Mutual Fund assets of $ 45.7 million, total Fidelity non-actively managed Mutual Fund assets of $ 5 million, and total Non-Fidelity Mutual Fund assets of $ 5.3 million. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to 28 investment options, and such fees will be subject to revision if additional investment options are added

EXPEDIA, INC.		FIDELITY MANAGEMENT TRUST COMPANY

By:		By:

	Date		FMTC Authorized Signatory Date

SCHEDULE “C” — Investment Options
     In accordance with Section 5(b), the Committee hereby directs the Trustee that Participants’ individual accounts may be invested in the following investment options:
•	Fidelity Contrafund®

•	Fidelity Equity-Income Fund

•	Fidelity Investment Grade Bond Fund

•	Fidelity Blue Chip Growth Fund

•	Fidelity Low-Priced Stock Fund

•	Fidelity Diversified International Fund

•	Fidelity Dividend Growth Fund

•	Fidelity Mid-Cap Stock Fund

•	Fidelity Freedom Income Fund®

•	Fidelity Freedom 2000 Fund®

•	Fidelity Freedom 2005 Fund®

•	Fidelity Freedom 2010 Fund®

•	Fidelity Freedom 2015 Fund®

•	Fidelity Freedom 2020 Fund®

•	Fidelity Freedom 2025 Fund®

•	Fidelity Freedom 2030 Fund®

•	Fidelity Freedom 2035 Fund®

•	Fidelity Freedom 2040 Fund®

•	Spartan® U.S. Equity Index Fund

•	Managed Income Portfolio II

•	BrokerageLink

•	Morgan Stanley Institutional Fund, Inc. Small Company Growth Portfolio — Class B

•	Lord Abbett Developing Growth Fund, Inc. — Class A

•	Royce Low-Priced Stock Fund — Investment Class

•	Dodge & Cox International Stock Fund

•	Goldman Sachs Small Cap Value Fund — Institutional Class

•	IAC Stock Fund (frozen to incoming contributions and exchanges in )

•	Expedia, Inc. Stock Fund

     The Committee hereby directs that the investment option referred to in Section 5(c) , Section 5(e)(vi)(B)(5) and Section 5(f)(vi)(B)(5) shall be the Fidelity Freedom Income Fund.

EXPEDIA, INC.

By:

Date

SCHEDULE “D” — Authorized Signers (Administrator)
[Sponsor’s Letterhead]
[Date]
Ms. Joann E. Flaminio
FESCo Business Compliance
Contracts Administration
82 Devonshire Street, MM3H
Boston, MA 02109
Expedia Retirement Savings Plan
*** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.
Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***
Dear Ms. Flaminio:
     This letter is sent to you in accordance with Section 8(b) of the Trust Agreement, dated as of July 1, 2005, between Expedia, Inc. and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the Administrator upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.
     You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

Very truly yours, EXPEDIA, INC.
By:

[signature of designated individual]
[name of designated individual]
[signature of designated individual]
[name of designated individual]
[signature of designated individual]
[name of designated individual]

SCHEDULE “E” — Authorized Signers (Named Fiduciary)
[Sponsor’s Letterhead]
[Date]
Ms. Joann E. Flaminio
FESCo Business Compliance
Contracts Administration
82 Devonshire Street, MM3H
Boston, MA 02109
Expedia Retirement Savings Plan
*** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.
Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***
Dear Ms. Flaminio:
     This letter is sent to you in accordance with Section 8(c) of the Trust Agreement, dated as of July 1, 2005, between Expedia, Inc. and Fidelity Management Trust Company. [I or We] hereby designate [name of individual], [name of individual], and [name of individual], as the individuals who may provide directions on behalf of the Named Fiduciary upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.
     You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

Very truly yours, EXPEDIA, INC.
By:

[signature of designated individual]
[name of designated individual]
[signature of designated individual]
[name of designated individual]
[signature of designated individual]
[name of designated individual]

SCHEDULE “F” — Statement of Qualified Status
[Law Firm Letterhead]
**Note: This Schedule is not necessary if the Plan’s IRS determination letter is not more than two (2) years old.
Ms. Joann E. Flaminio
FESCo Business Compliance
Contracts Administration
82 Devonshire Street, MM3H
Boston, MA 02109
Expedia Retirement Savings Plan
Dear Ms. Flaminio:
     In accordance with your request, this letter sets forth our opinion with respect to the qualified status under section 401(a) of the Internal Revenue Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the “Code”), of the [name of plan], as amended to the date of this letter (the “Plan”).
     The material facts regarding the Plan as we understand them are as follows. The most recent favorable determination letter as to the Plan’s qualified status under section 401(a) of the Code was issued by the [location of Key District] District Director of the Internal Revenue Service and was dated [date] (copy enclosed). The version of the Plan submitted by [name of company] (the “Company”) for the District Director’s review in connection with this determination letter did not contain amendments made effective as of [date]. These amendments, among other matters, [brief description of amendments]. [Subsequent amendments were made on [date] to amend the provisions dealing with [brief description of amendments].]
     The Company has informed us that it intends to submit the Plan to the [location of Key District] District Director of the Internal Revenue Service and to request from him a favorable determination letter as to the Plan’s qualified status under section 401(a) of the Code. The Company may have to make some modifications to the Plan at the request of the Internal Revenue Service in order to obtain this favorable determination letter, but we do not expect any of these modifications to be material. The Company has informed us that it will make these modifications.
     Based on the foregoing statements of the Company and our review of the provisions of the Plan, it is our opinion that the Internal Revenue Service will issue a favorable determination letter as to the qualified status of the Plan, as modified at the request of the Internal Revenue Service, under section 401(a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.
     [Furthermore, in that the assets are in part invested in common stock issued by the Company or an affiliate, it is our opinion that the Plan is an “eligible individual account plan” (as defined under Section 407(d)(3) of ERISA) and that the shares of common stock of the Company held and to be purchased under the Plan are “qualifying employer securities” (as defined under Section 407(d)(5) of ERISA). Finally, it is our opinion that interests in the Plan are not required to be registered under the Securities Act of 1933, as amended, or, if such registration is required, that such interests are effectively registered under said Act.]

Sincerely, [name of law firm]
By:	[signature]
[name of partner]

SCHEDULE “G” — Exchange Guidelines
The following exchange guidelines are currently employed by FIIOC.
Participants may initiate exchanges, via a Fidelity Participant service representative, from 8:30 a.m. (ET) to 8:00 p.m. in the Participant’s time zone in the continental United States on each Business Day.
Participants may initiate exchanges subject to the rules listed below for the Sponsor and the IAC Stock Funds, subject to the rules listed below for BrokerageLink, via VRS and the internet (NetBenefitsSM) virtually 24 hours a day.
Fidelity Retirement Plan Manager
A Participant may only elect to participate in Fidelity Retirement Plan Manager® following a telephone conversation with a Fidelity service representative. After the conclusion of any Participant Recordkeeping Reconciliation Period, exchanges shall be made at the NAV next calculated after a Participant has provided In Good Order all information necessary for the service to determine an appropriate target asset mix and model portfolio, and the receipt of his or her election to participate in the service has been confirmed by a Fidelity service representative. A Participant may elect to terminate participation in Fidelity Retirement Plan Manager® via telephone conversation with a Fidelity service representative, and such termination shall be effective immediately when Fidelity confirms receipt of such instruction, provided that if any exchange transactions are pending at the time the Participant elects to terminate the service, the pending transactions shall be processed at the market close on such date unless the Participant requests cancellation of such transactions. In the absence of such pending transactions, a Participant may request exchanges immediately, and such transactions shall be implemented in accordance with the guidelines set out herein for such investment option. For so long as a Participant participates in the Fidelity Retirement Plan Manager® service, he or she may not make exchanges in his or her account (except for assets held in sponsor stock).
FIIOC reserves the right to change these exchange guidelines at its discretion.
Exchanges shall be subject to Plan rules, and the Exchange Guidelines provided below shall apply to sources and funds to the extent eligible for Participant-directed purchases and/or sales.
Note: The NYSE’s normal closing time is 4:00 p.m. (ET); in the event the NYSE closes before such time or alters its closing time, all references below to 4:00 p.m. (ET) shall mean the actual or altered closing time of the NYSE.

General Rule for Plan Investment Options
Exchanges Between Plan Investment Options

Except as otherwise described below, exchanges between Plan investment options are processed on a daily cycle, market conditions permitting. Participants may contact Fidelity on any day to initiate an exchange between the Plan’s investment options. If the request is confirmed before the close of the market (generally 4:00 p.m. (ET)), on a Business Day, it will receive that day’s trade date. Requests confirmed after the close of the market on a Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis.
Exceptions or Other Restrictions
Sponsor Stock:
The following rules apply to any Participant-initiated exchange unless the Sponsor has directed the Trustee in writing to treat such exchanges as batch activity.

•	Exchanges from Other Investment Options into Sponsor Stock

Exchanges from a Plan investment option into Sponsor Stock will be processed after execution of the buy trade, at the next calculated NAV of the Plan investment option.

Sponsor Stock will be reflected in the Participant’s individual account in the Plan on the Business Day following execution of the trade.

•	Exchanges from Sponsor Stock into Other Plan Investment Options

Exchanges out of Sponsor Stock will be processed after execution of the sell trade. Except as otherwise provided in this Schedule, the subsequent exchange into the other Plan investment option will be processed upon settlement day of the sell trade, at the last calculated NAV for such date.

Shares of the other Plan investment option will be reflected in the Participant’s account on the following Business Day.

•	Additional Real Time Trading Restrictions

All exchange requests involving Sponsor Stock must be made in shares of stock, even if the Plan allows for percentage and dollar amount exchanges. If a Participant wishes to exchange out his or her entire balance in Sponsor Stock (or, if applicable, his or her entire balance in Sponsor Stock in a single source), the associated trade must be placed in whole shares, and fractional shares will be processed at the price determined by the Participant-directed trade. Exchange requests accompanied by certain order types may not be accepted outside of normal trading hours. Trade requests accompanying exchange requests that do not adhere to the Trustee’s standard guidelines, or that would violate securities exchange rules, may result in rejection or cancellation of the associated exchange request.
Exchanges from one stock fund to another, or from a Participant-directed brokerage account to Sponsor Stock are not permitted.

Exchanges into Sponsor Stock shall be subject to minimum reserves on the investment option used to fund the exchange, as established by the Trustee from time to time (or such higher reserves as the Sponsor directs in writing). Exchanges in excess of the minimum reserve are prohibited.
IAC Stock:
The following rules apply to any Participant-initiated exchange unless the Sponsor has directed the Trustee in writing to treat such exchanges as batch activity.

•	Exchanges from IAC Stock into Other Plan Investment Options

Exchanges out of IAC Stock will be processed after execution of the sell trade. Except as otherwise provided in this Schedule, the subsequent exchange into the other Plan investment option will be processed upon settlement day of the sell trade, at the last calculated NAV for such date.

Shares of the other Plan investment option will be reflected in the Participant’s account on the following Business Day.

•	Additional Real Time Trading Restrictions

All exchange requests involving IAC Stock must be made in shares of stock, even if the Plan allows for percentage and dollar amount exchanges. If a Participant wishes to exchange out his or her entire balance in IAC Stock (or, if applicable, his or her entire balance in IAC Stock in a single source), the associated trade must be placed in whole shares, and fractional shares will be processed at the price determined by the Participant-directed trade. Exchange requests accompanied by certain order types may not be accepted outside of normal trading hours. Trade requests accompanying exchange requests that do not adhere to the Trustee’s standard guidelines, or that would violate securities exchange rules, may result in rejection or cancellation of the associated exchange request.

Exchanges from one stock fund to another, or from a Participant-directed brokerage account to IAC Stock are not permitted.

Competing Fund Restriction:
•	Equity Wash

•	Participants will not be permitted to make direct transfers between the Managed Income Portfolio II into a competing fund. Participants who wish to exchange between the Managed Income Portfolio II into a competing fund must first exchange into a non-competing fund for a period of 90 days.

BrokerageLink Option:
•	Exchanges from Investment Options (Standard Plan Option) into BrokerageLink Option

If a request to exchange into BrokerageLink is confirmed before the close of the market (generally 4:00 p.m. ET) on any Business Day, the SPO investment option redemption will receive that day’s trade date and the purchase into the BrokerageLink Core Account will receive the next Business Day’s trade date. Requests confirmed after the close of the market on a Business Day will be processed on a next Business Day basis.

For exchanges initiated via any of the available channels, (NetBenefits, VRS or a Participant Services Representative) 100% of the exchanged amount will be available for trading the next Business Day. Although none of the exchanged amount will be available for trading until the next Business Day for exchanges initiated via NetBenefits or VRS, 90% of the assets will be immediately available to trade through a brokerage representative if the exchange is initiated via a Participant Services Representative.

•	Exchanges from BrokerageLink Option into Mutual Funds (Standard Plan Option)

Each Plan must designate one of the SPO investment options as the SPO Default Fund. Participants exchanging from the BrokerageLink option into other SPO investment options will have no choice as to where these assets are invested upon transfer from BrokerageLink. All assets exchanged from BrokerageLink to other SPO investment options are first credited to the SPO Default Fund. If a Participant wants to reallocate from the SPO Default Fund to other SPO investment options, he/she must contact Fidelity after the assets have been credited to the SPO Default Fund.

Participants must speak to a brokerage representative to exchange from BrokerageLink into the SPO, and may contact Fidelity on any Business Day to do so. The transfer will involve a redemption from the BrokerageLink Core Account. If the request is confirmed before the close of the market on a Business Day, the BrokerageLink Core Account redemption will receive that day’s trade date, and the purchase into the SPO default fund will receive that day’s trade date. Requests confirmed after the close of the market on a Business Day (or on any day other than a Business Day) will be processed on a next Business Day basis.

Most BrokerageLink trades require a three (3) Business Day settlement period. When placing the sell order in a Participant Account, the Participant may not request that upon settlement of the sell, assets be transferred from BrokerageLink to the SPO Default Fund. The Participant must call back after each settlement to transfer funds from the BrokerageLink Core Account into the SPO Default Fund.

EXPEDIA, INC.

By:

Name:

Title:

Date:

SCHEDULE “H” — Operational Guidelines for Non-Fidelity Mutual Funds
Pricing
By 7:00 p.m. Eastern Time (“ET”) each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will transmit the following information (“Price Information”) to FIIOC: (1) the NAV for each Fund prior to the close of trading on the New York Stock Exchange (“Close of Trading”), (2) the change in each Fund’s NAV from the Close of Trading on the prior Business Day, (3) in the case of an income fund or funds, the daily accrual for interest rate factor (“mil rate”), and (4) on ex dividend date, if applicable, dividend and capital gain information. FIIOC must receive Price Information each Business Day. If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Plan until the relevant Price Information is made available by Fund Vendor.
Trade Activity and Wire Transfers
Each Business Day following Trade Date (“Trade Date plus One”), FIIOC or National Financial Services Corporation LLC (“NFS”), an affiliate of FIIOC, will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds at the Close of Trading on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC or NFS will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the facsimile transmission represents estimated trade activity, FIIOC or NFS shall provide a final facsimile to the Fund Vendor. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.
The Fund Vendor shall send via regular mail to FIIOC or NFS transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC or NFS, by no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC and NFS agree to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.
For purposes of wire transfers, FIIOC or NFS shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.
Prospectus Delivery
FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports (“Required Materials”) to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies
The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly to the Fund Vendor by the third-party vendor.
Participant Communications
The Fund Vendor shall provide internally-prepared fund descriptive information approved by the Funds’ legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC’s use of such materials and acknowledges that FIIOC is not responsible for the accuracy of such third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.
Compensation
FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

SCHEDULE “I” — Securities That May Not Be Purchased Under the BrokerageLink Option
Any Security identified by the Sponsor that may result in a prohibited transaction
Any Securities or Securities Options issued by the Sponsor
Precious Metals
Tax-exempt Securities (including mutual funds, municipal bonds and unit investment trusts)
Annuities
U.S. Savings Bonds
Limited Partnerships (except for Master Limited Partnerships)
Level 3, 4 and 5 Options (which require margin accounts)
Currencies
Currency Options
Currency Warrants
Commodities
Interest Rate Options
Financial Futures
Convertible Adjustable Preferred Stock
Such other Securities as directed by the Sponsor

SCHEDULE “J” — BrokerageLink Administrative Procedures
This schedule sets forth the actions that Fidelity will take to rectify various situations that might arise in Participant Accounts. By signing this schedule, the Sponsor acknowledges that the terms of this schedule shall serve as standing instructions to Fidelity to take the appropriate action in response to a given situation, as described below, to comply with the Agreement and to facilitate customer service and operations processing.
Transfer of Assets out of BrokerageLink
In the following situations, Fidelity will initiate a liquidation and transfer of assets out of BrokerageLink, to the extent necessary to rectify the problem:
➢	Assets in BrokerageLink are from restricted sources. (A Plan may restrict assets from certain sources from being transferred to BrokerageLink.)

➢	Assets in BrokerageLink are from non-vested assets, if restricted. (A Plan may restrict non-vested assets from being transferred to BrokerageLink.)

➢	Assets in BrokerageLink are from a deposit via an unauthorized channel. (Participants may transfer assets to BrokerageLink only through the SPO recordkeeping system (payroll deduction to the SPO or exchange from another SPO investment option). Assets transferred into BrokerageLink in any other way are considered to have been transferred via an unauthorized channel.)
Fidelity will look to the BrokerageLink Core Account first. If the BrokerageLink Core Account does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant’s Account. The securities that will be sold/liquidated will be selected on a last in — first out basis. Such liquidation will be limited to the number of shares necessary to correct the problem. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account, or if necessary, the SPO.
In the case of assets from restricted sources or from non-vested assets, those assets will be credited to the SPO Default Fund. In the case of assets deposited via an unauthorized channel, Fidelity will mail a check to the Participant.
Transfer of Assets into BrokerageLink
In the following situations, Fidelity will initiate a transfer of assets into BrokerageLink, to the extent necessary to rectify the problem:
➢	Assets withdrawn from BrokerageLink via an unauthorized channel. (Participants may transfer assets out of BrokerageLink only through the SPO recordkeeping system. Assets transferred out of BrokerageLink in any other way are considered to have been transferred via an unauthorized channel.)

➢	The BrokerageLink Core Account has a negative balance, due to an unsecured debit or overdraft.

In the event of an unauthorized channel withdrawal, Fidelity will contact the Participant and request that the withdrawn assets be returned to Fidelity. Fidelity will then redeposit the assets into the BrokerageLink Core Account. In the event of an unsecured debit or overdraft, Fidelity will look to the SPO first. If the SPO does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant Account. The securities that will be sold/liquidated will be selected on a last in — first out basis. Such liquidation will be limited to the number of shares necessary to correct the problem. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account.
Fees / Distributions / Adjustments
All Plan related fees that are paid by the Participant and all distributions (minimum required distributions (MRD), systematic withdrawal payments (SWP), deminimus, etc.) are debited from the Participant’s SPO. If there are not enough assets in SPO to pay fees of any nature or make necessary distributions, then Fidelity will look to the Participant Account.
If there are sufficient assets in the BrokerageLink Core Account, then Fidelity will initiate the transfer to the SPO Default Fund to cover the fee or distribution. If the BrokerageLink Core Account does not contain sufficient assets, Fidelity will place a sell trade order(s) in the Participant Account. The securities that will be sold/liquidated will be selected on a last in - first out basis. Such liquidation will be limited to the amount/number of shares necessary to correct the problem, plus any additional amounts that may be necessary to cover market fluctuations. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account.
In the event that a removal of excess contributions is initiated in order to make an adjustment in response to non-discrimination testing (NDT) results, Fidelity will follow the procedure described above with regard to fees and distributions.
In the event of a deminimus distribution, all of the Participant’s BrokerageLink holdings (individual securities plus any amounts in the BrokerageLink Core Account) will be liquidated and moved to the SPO, in order to facilitate the distribution.
Restricted or Ineligible Securities
The Plan has designated that certain securities or security types be restricted from being purchased. If Fidelity identifies a restricted security that has been purchased, then Fidelity will place a sell trade order in the Participant Account to remove that security. Any trade related expenses (commissions or other fees) and realized gain or loss will be borne by the Participant Account, or if necessary, the SPO. The proceeds from the liquidated securities will be credited to the BrokerageLink Core Account.
Qualified Domestic Relation Orders (“QDRO’s”)
The Sponsor will notify Fidelity of the pending DRO and direct Fidelity to restrict the affected Participant Account in accordance with procedures documented in the Plan Administration Manual. If the DRO is determined to be a QDRO, any and all liquidations and transfers of securities will be completed, upon Sponsor direction, in accordance with the procedures documented in the Plan Administration Manual.
Deaths
In the event of a Participant death, the Sponsor will advise Fidelity of the death and the Participant Account will be frozen to all activity and all Limited Trading Authorizations shall be terminated. Upon Sponsor direction, Fidelity will liquidate or transfer securities to the beneficiary’s account in accordance with the procedures documented in the Plan Administration Manual.

EXPEDIA, INC.

By:

Date

SCHEDULE “K” — Form 5500 Service
Effective for the Signature Ready Form 5500 Service (“Service”) and the Summary Annual Report (“SAR”) prepared for plan year ending December 31, 2005, and thereafter, Fidelity Management Trust Company (“Fidelity”) agrees to provide this Service, in accordance with the following:
The Sponsor hereby agrees to:
•	Submit the following required information (“Required Information”) annually:
•	Completed plan questionnaire (“Questionnaire”);

•	Draft or final copy of the audited financial statements; and

•	Copy of the prior year Form 5500 filed with the Department of Labor (DOL) (applicable only if Fidelity did not prepare the plan’s prior year Form 5500)
•	Provide Fidelity with the Required Information, in the format requested by Fidelity, as soon as possible after the plan’s year end — but in no event later than the last day of the 8th month following the plan’s year-end (assuming a filing extension has been requested);

•	Authorize Fidelity to prepare and execute IRS Form 5558 (Application for Extension) on behalf of the Plan Administrator and file Form 5558 with the IRS in order to obtain an extension of the filing deadline in the event that Fidelity has not received a completed plan Questionnaire within five and one-half (5 1/2) months after the plan’s year end;

•	Review, sign and mail the Form 5500 prepared by Fidelity to the DOL in a timely manner;

•	Distribute the SAR to participants and beneficiaries in a timely manner; and

•	Respond to and provide any other information requested by Fidelity, including soliciting any information from the prior recordkeeper, related to the Form 5500.
Fidelity hereby agrees to:
•	Provide the Sponsor with the Questionnaire within one and one-half (1 1/2 ) months after the Plan’s year-end;

•	File Form 5558 to request an extension of time to file Form 5500 if requested by the Plan Sponsor or if the completed Questionnaire is not received from the Sponsor within five and one half (5 1/2 ) months after the Plan’s year end, as specified above;

•	Provide the Sponsor with the Form 5500 at least ten (10) days prior to the required filing date and SAR at least ten (10) days prior to the required mailing date, assuming the Plan Sponsor has submitted the Required Information and has met the filing deadlines as outlined in this agreement;

•	Respond to inquiries from the DOL or IRS received by the Sponsor, related to any Form 5500 prepared by Fidelity.
The Plan Sponsor understands that the Form 5500 will be prepared based upon the information provided in the Questionnaire and acknowledges that Fidelity shall have no responsibility for verifying the authenticity or accuracy of the data submitted by the Sponsor on the Questionnaire.
In the event that Fidelity does not receive all Required Information within 8 months after the plan’s year-end, Fidelity will not prepare the Form 5500 and the Sponsor shall be responsible for completing the Form 5500 for filing with the DOL. Fidelity will not be held responsible for any late fees or penalties for incomplete filings caused by it not receiving the Required Information within 8 months after the plan’s year-end.
Fees related to this Service are set out on Schedule “B” to the Agreement to which this schedule is attached. Further, Signature-Ready 5500 service will continue until the Plan Sponsor provides Fidelity with written direction to the contrary.
EXPEDIA, INC.

By:	Date

SCHEDULE “L”
OPERATING GUIDELINES FOR INVESTMENT OPTIONS EXCHANGES
FIDELITY RETIREMENT PLAN MANAGER®
The following operating guidelines shall govern exchanges of investment options for Participants enrolled in Fidelity Retirement Plan Manager®. These guidelines are subject to change upon notice to the Sponsor.
(a) Participant accounts enrolled in Fidelity Retirement Plan Manager® shall be flagged for rebalancing on any Business Day on which the account varies from the assigned model portfolio by more than a drift allowance specified under the service.
(b) Rebalance transactions shall be created during the nightly cycle for processing on the following Business Day.
(c) Rebalance transactions will be reflected in Participant accounts on the day following the date on which the rebalance transaction is processed.
(d) If there is a reallocation of the model portfolio (resulting from review of the Plan’s investment options or a change in the Plan investment option menu), those Participant accounts that vary from the revised model portfolio by more than a drift allowance specified under the service shall be flagged for reallocation.
(e) Reallocation transactions shall be processed using the same rules as for rebalance transactions.
(f) If a change in model portfolios is required as a result of an annual or ad hoc review of the Participant’s investor profile completed before the market close on a Business Day, the required exchanges shall be processed in that night’s nightly cycle, and reflected in the Participant’s account on the next Business Day.
(g) If receipt of a Participant’s election to terminate the Fidelity Retirement Plan Manager® service is confirmed before market close, the account will not be flagged for rebalancing or reallocation.
(h) If receipt of a Participant’s election to terminate the Fidelity Retirement Plan Manager® service is received while a transaction is pending, the pending transaction will proceed as outlined above unless the Participant requests cancellation of such transaction.

SCHEDULE “M”
INVESTMENT MANAGEMENT AGREEMENT
AGREEMENT, dated and effective as of August 5, 2005, by and between Strategic Advisers, Inc., an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) with its principal offices at 82 Devonshire Street, Boston, Massachusetts (the “Investment Manager”) and Expedia, Inc. (the “Company”) a Washington corporation, with its principal offices at 3150 139th Avenue SE, Bellevue, Washington 98005.
W I T N E S S E T H
WHEREAS, the Company, acting in its capacity as named fiduciary, has entered into a trust agreement (the “Trust Agreement”) with Fidelity Management Trust Company (the “Trustee”), which Trust Agreement permits certain assets of the Expedia Retirement Savings Plan (the “Plan”) held in the trust thereby created (the “Trust”) to be managed by a duly-appointed investment manager, all in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and
WHEREAS, the Company desires to appoint Strategic Advisers, Inc. for purposes of a discretionary investment management service known as Fidelity Retirement Plan Manager® (the “Service”) for eligible participants in the Plan, and has amended the Trust Agreement for the Plan in contemplation thereof; and
WHEREAS, the Company and the Investment Manager wish to enter into this Investment Management Agreement (the “Agreement”) for the purpose of retaining Strategic Advisers, Inc. (the “Investment Manager”) to manage certain assets of the Trust described in Section 2 below (the “Managed Assets”) in connection with the Service.
NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Company and the Investment Manager hereby agree as follows:
SECTION 1. Definitions
          Unless otherwise defined herein, the terms used in this Agreement shall have the same meaning as in the Trust Agreement. This Agreement shall be interpreted, to the greatest extent possible, to be consistent with such Trust Agreement.
SECTION 2. Appointment of the Investment Manager.
          The Company appoints the Investment Manager to manage, pursuant to the guidelines referred to in Section 6 hereof (the “Investment Guidelines”), such of the assets of the Plan as may constitute Managed Assets from time to time. Managed Assets shall be comprised of all assets of the Plan held in or contributed to individual accounts of eligible Plan participants enrolled in the Service excluding securities that are or were formerly employer securities within the meaning of ERISA (“Company Stock”). The circumstances for eligibility, enrollment and termination of participation in the Service are set forth in the Trust Agreement, as it may be amended from time to time, and such provisions are incorporated by reference herein. The Company represents and warrants that it has full power and authority to enter into this Agreement with respect to and on behalf of the Plan. The Company acknowledges receipt of the Investment Manager’s Part II of Form ADV, or a written disclosure statement containing the information required by such form at least 48 hours prior to entering into this Agreement.
SECTION 3. Acceptance of Appointment as Investment Manager.
          The Investment Manager accepts the appointment to manage the Managed Assets pursuant to the Investment Guidelines and on the terms and conditions set forth in this Agreement. The Investment Manager represents that it is an investment adviser registered under the Advisers

Act, and that it has full power and authority to enter into this Agreement. The Investment Manager acknowledges that it is a fiduciary, within the meaning of Section 3(21) of ERISA, with respect to the Plan to the extent of its discretionary authority and responsibility for investment management of Managed Assets.
SECTION 4. Powers and Duties of the Investment Manager.
(a) Subject to the provisions of Sections 3 and 6 hereof and the requirement of Title I, Part 4 of ERISA pertaining to the responsibilities of fiduciaries, the Investment Manager shall use its best efforts to provide an opportunity for enhanced returns, consistent with appropriate risk diversification, by causing the Managed Assets to be invested and reinvested from time to time only in investment options offered to participants under the Trust, and to that end shall have full power and authority to:
(1) direct the Trustee or its agent to make purchases and sales of securities or other property for the individual Plan accounts of electing Plan participants;
(2) instruct or direct the Trustee to perform any or all of the powers, duties, and authority given to the Trustee in the Trust Agreement which are therein subjected to direction by the Investment Manager and to enforce performance by the Trustee of such powers, duties, and authority;
(3) execute any and all documents necessary to make investments within the scope of the Investment Guidelines, or to carry out other duties of the Investment Manager hereunder.
(b) Except as otherwise provided in ERISA regarding liability for breaches of fiduciary duties by other fiduciaries, the Investment Manager shall have no responsibility for the acts or omissions of the Company or the Trustee. The Investment Manager shall have no responsibility for any loss resulting from anything done or omitted to be done in good faith reliance on any written or electronic instructions from the Company or any authorized representative thereof or any information provided by a Plan participant whose Plan account is being managed by Strategic Advisers and the Company shall indemnify the Investment Manager against and hold it harmless from any penalties, damages, losses, liabilities or other expenses (including reasonable attorneys’ fees) (“Losses”) arising out of the Investment Manager’s action or inaction based on good faith reliance on such instructions or information. The Company also agrees to indemnify and hold the Investment Manager harmless from any Losses arising from the provision of the Service provided that the Investment Manager has acted in accordance with ERISA and the Advisers Act.
(c) Federal and state securities laws impose liability, under certain circumstances, on persons who act in good faith. Nothing in this Agreement shall waive or limit any rights that the Company may have under those laws.
(d) During and for a reasonable time after the term of this Agreement, the Investment Manager or its agents shall permit the Company or its agents (including independent public accountants selected by the Company) during business hours to inspect, at the expense of the Company, the Investment Manager’s records of investment direction provided by the Investment Manager pursuant to this Agreement.
(e) The Investment Manager shall have no responsibility or authority to exercise any shareholder rights that arise with respect to investments in which Managed Assets are invested, nor shall it have responsibility or authority to make decisions with respect to matters, such as litigation or bankruptcy, arising out of the Trust’s ownership of any such investments.

(f) The Investment Manager shall have no duty or responsibility to manage assets other than Managed Assets, including in particular, Company Stock (“Other Assets”), or, except as provided in the Investment Guidelines with respect to Company Stock, to make investment decisions with respect to Managed Assets that offset or counterbalance the investment of such Other Assets, even if the Investment Manager manages such Other Assets pursuant to a separate advisory agreement, or if those Other Assets are reflected as being owned by or attributable to the Plan participant on books and records maintained by the Investment Manager or any of its affiliates.
SECTION 5. Duties of the Company.
The Company shall:
(a) direct the Trustee or the recordkeeper to invest the Managed Assets at the direction of the Investment Manager;
(b) provide, or cause the Trustee to provide, the Investment Manager with such information pertaining to the Managed Assets and the Plan as the Investment Manager may reasonably request, which information the Investment Manager shall keep as confidential and shall not disclose, except as required by law, to any party other than its subsidiaries or affiliates, without the prior consent of the Company;
(c) compensate, or cause the Trustee to compensate from the Trust, by deduction from the accounts of Participants enrolled in the Service or otherwise, the Investment Manager for its services under this Agreement in the amounts set forth on Exhibit A as it may be amended from time to time; and
(d) provide, or cause to be provided, such information to Plan participants as is delivered for that purpose by the Investment Manager.
SECTION 6. Investment Guidelines.
          Managed Assets shall be managed in accordance with the Investment Guidelines attached as Exhibit B hereto. The Investment Manager shall make its investment decisions consistent with such Investment Guidelines, but otherwise shall have sole and exclusive authority and discretion to manage and control the investment of the Managed Assets consistent with the provisions of this Agreement. The Investment Guidelines may be changed by written notice from the Company only after prior review and approval by the Investment Manager.
SECTION 7. Performance of Duties — Standard of Care.
          The Investment Manager shall comply with all laws and regulations issued from time to time in the discharge of its duties under this Agreement and shall discharge such duties:
(a)	solely in the interest of the enrolled Plan participants and for the exclusive purpose of providing benefits to such participants and their beneficiaries and defraying reasonable expense of administering the Plan;

(b)	with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)	by diversifying, consistent with the Investment Guidelines, the Managed Assets in the individual account of each Plan participant enrolled in the Service so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, to the extent such diversification is appropriate and achievable with the investment options made available under the Plan; and

(d)	in accordance with the documents and instruments governing the Plan provided to the Investment Manager or its agents, insofar as such documents and instruments are consistent with the provisions of ERISA; provided, however, that the duties of the Investment Manager shall be governed exclusively by this Agreement to the extent that the provisions of any such Plan documents are inconsistent with this Agreement.
          Regardless of whether the Plan is subject to ERISA, the Investment Manager will perform all of its duties hereunder as if the Plan were in fact subject to ERISA.
SECTION 8. Limitation on Duties.
          Notwithstanding any provision of this Agreement, the Investment Manager shall have no duty to advise the Company or any other person with respect to the investment options available under the Plan, or to exercise management authority to add or remove any such investment options to or from the Plan. The Investment Manager shall have no duty or authority to advise or make recommendations to the Company with respect to any other matter, including without limitation, the impact of Plan rules on the management or diversification of Managed Assets.
SECTION 9. Confidential Information; Other Clients and Services.
          Any information or recommendations supplied by the Investment Manager in connection with the Service, which are not otherwise in the public domain or previously known to the Company, are to be regarded as confidential and for use only in connection with Managed Assets under this Service by enrolled Plan participants, the Company, the Trust, the Trustee or its agent, or such persons the Company may designate in connection with the Managed Assets.
          The parties acknowledge that the Investment Manager may provide similar services to other Trusts and Plans, and that nothing in this Agreement shall require the Investment Manager to disclose to the Company, the Plan or its participants the existence of such other engagements, or prohibit the Investment Manager from rendering services to such other clients. The Company acknowledges that the Investment Manager may use identical, similar or different investment methodologies in providing education or other investment services, such as Fidelity PortfolioPlanner, to this Plan or its participants, or to other Plans, participants or clients.
SECTION 10. Prohibited Transaction Class Exemption 77-4
          The Company acknowledges that the Investment Manager is affiliated with other entities that may receive asset-based compensation in connection with the investment options offered under the Plan, including but not limited to Fidelity Mutual Funds.
          The parties acknowledge that this Service, to the extent it would otherwise constitute a prohibited transaction exemption, is intended to comply with Prohibited Transaction Class Exemption 77-4, as it may be amended from time to time (PTCE 77-4), with respect to Fidelity Mutual Funds. To that end, the Company acknowledges that it is independent of the Investment Manager within the meaning of PTCE 77-4, that it has received prospectuses for the Fidelity Mutual Funds available under the Plan, and a full and detailed disclosure of the investment advisory and other fees charged to or paid by the Plan with respect to this Service and the investment company(ies). The Company further acknowledges that it has received an explanation of the reasons why the Investment Manager may consider purchases or sales of Fidelity Mutual Funds for accounts of Plan participants electing the Service. On the basis of such disclosures, the Company hereby authorizes the purchase and sale of Fidelity Mutual Funds for accounts of Participants electing this Service in accordance with the terms of this Agreement.
SECTION 11. Assignment of Agreement or Duties.
          No party may assign this Agreement, in whole or in part, nor delegate except as contemplated herein all or part of the performance of duties required of it by this Agreement without the prior written consent of the other party, and any attempted assignment or delegation without consent shall be void.
SECTION 12. Applicable Law.
          This Agreement shall be administered and construed according to the laws of the Commonwealth of Massachusetts, except as superseded and preempted by ERISA.
SECTION 13. Construction; Validity.
          Wherever possible, this Agreement shall be construed in a manner that is consistent with the Trust Agreement provisions governing the Service. An adjudication or other determination that a provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any remaining provision of this Agreement.
SECTION 14. Termination.
(a) This Agreement shall continue in effect until 1) the termination of recordkeeping services to the Plan by an affiliate of the Investment Manager; or 2) a specified date at least sixty (60) days after notice of termination has been provided from any party to the other party.
(b) Notwithstanding the foregoing, the Company may at any time without prior notice order the Investment Manager to cease activity, subject to completion of the execution of investment directions already in process with respect to the Managed Assets. Such order to cease activity may be communicated orally subject to immediate written confirmation to the Investment Manager.
(c) Nothing herein shall prohibit the Investment Manager from terminating management of any individual participant’s Plan account in accordance with the provisions governing termination of the Service to a participant set forth in the Trust Agreement.
(d) If this Agreement is terminated during any period of time for which the Investment Manager has not been compensated, the fee due to the Investment Manager for such period shall be prorated to the date of termination.
(e) The indemnification obligations hereunder shall survive termination.
SECTION 15. Notices.
          Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement to be in writing, shall be given or made if communicated by United States first class mail (or by FAX followed immediately by United States first class mail), addressed as follows:

If to the Company:	Expedia, Inc.
3150 139th Avenue SE
Bellevue, Washington 98005

If to the Investment Manager:	Strategic Advisers, Inc.
82 Devonshire Street
Boston, Massachusetts 02109

provided that each party shall, by written notice, promptly inform the other party of any change of address and provided further that any written communication from the Company contemplated hereunder shall be signed by a person authorized to act on behalf of the Company, acting in its capacity as Named Fiduciary, under the Trust Agreement.
SECTION 16. Entire Agreement; Amendment.
          This Agreement and any exhibits hereto, as well as any provisions of the Trust Agreement governing the Service constitute the entire agreement and understanding among the parties hereto, and may not be modified or amended except by a writing executed by the parties.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the effective date noted above.

EXPEDIA, INC.

BY:	Date

Printed Name
STRATEGIC ADVISERS, INC.

BY:	Date

Printed Name

EXHIBIT A
FIDELITY RETIREMENT PLAN MANAGER® FEES
The annual advisory fee for Fidelity Retirement Plan Manager® will be assessed based on a percentage of the average daily balance of assets in the Plan account of each electing participant. The advisory fee will be charged to cover ongoing management of the assets in such participant’s Plan account, and related servicing and communication. The fee is payable quarterly in arrears, and will be calculated on the basis of daily participant balances, generally on the 25th day of the last month of the participant statement cycle quarter (or the next business day if the 25th is not a business day). In the event a participant’s participation in the Service is terminated before the end of a quarter, the fee will be prorated based on the number of days the account was managed during the quarter.
Unless paid by the Sponsor, the Trustee or its agent will redeem investments in the amount of the fee directly from the electing Plan participant’s plan account on the business day following the fee calculation. This amount will be noted on the participant’s statement.
The annual advisory fee will be calculated by deducting a credit amount (“Credit Amount”) from the maximum annual gross advisory fee. The annual gross fee amount is 1.10% for the first $50,000 in assets, with breakpoints that reduce the fee for higher balances to as low as 0.85%. This figure is then reduced by a Credit Amount of at least 0.50%. The gross advisory fee, breakpoints, minimum credit amount and maximum net advisory fee are set forth in the following schedule.
Fidelity Retirement Plan Manager®
ANNUAL ADVISORY FEE SCHEDULE

	Maximum annual	Minimum credit	Maximum annual net
Average daily assets	gross advisory fee	amount	advisory fee

Up to $50,000	1.10%	0.50%	0.60%
For the next $200,000 or portion thereof	1.00%	0.50%	0.50%
For the next $250,000 or portion thereof	0.90%	0.50%	0.40%
All additional assets	0.85%	0.50%	0.35%
The purpose of the Credit Amount is to reduce the annual advisory fee by the amount of asset-based fees, if any, Strategic Advisers or its affiliates receive for management of Fidelity-Mutual Funds in which Managed Assets are invested, and for management or other services related to any other investment option offered under the Plan in which Managed Assets are invested.
This Credit Amount will be calculated daily in the following manner. For each investment option in an enrolled Plan participant’s account, an amount will be calculated equal to the greater of: (i) an amount equal to .50% per annum of all assets in that investment in such account; and (ii) either (a) the actual underlying investment management fees paid to Strategic Advisers or its affiliates from such investment if it is a Fidelity Mutual Fund (but not other fund expenses such as transfer agency fees); or (b) any servicing or other fees paid to any Fidelity Investments® company based on assets or participants in any investment option other than Fidelity Mutual Funds. The resulting amounts for the funds in an electing Participant’s account will be added together to arrive at the total Credit Amount for such account. The total

Credit Amount will be applied against the gross fee for such account to arrive at the net fee.
Such amounts shall be paid by the Company, if not deducted and paid from the accounts of enrolled Plan participants or otherwise from Plan assets.
The annual advisory fee shall be charged in addition to any applicable purchase fee, short-term trading fee, or similar fee payable to the applicable Mutual Fund, or any fee paid to the Investment Manager or its affiliates for services rendered to the Plan (including trustee or recordkeeping services) or to the investment options offered under the Plan.

EXHIBIT B
INVESTMENT GUIDELINES FOR
FIDELITY RETIREMENT PLANMANAGER®
The Investment Manager shall manage eligible assets in an enrolled participant’s Plan account, by selecting from among the investment options available to enrolled participants, in order to provide diversification appropriate for retirement investors with time horizons, financial situations and risk tolerance similar to the enrolled participant.
The Investment Manager shall establish target asset mixes that provide appropriate risk/reward trade-offs for various investor types found among participants in workplace savings plans, and shall assign each enrolled participant to the appropriate target asset mix based upon responses to standard questions provided by the enrolled participant. The target asset mixes shall have the following investment objectives:
Conservative: Income and conservative appreciation
Balanced: Capital appreciation and income
Growth: Growth
Aggressive Growth: Aggressive growth
The Investment Manager may establish additional target asset mixes, upon notice to the Company.
Enrolled participant assignments to target asset mixes shall be reviewed annually and also whenever an enrolled participant alerts the Investment Manager to a change in his or her situation. If appropriate, a new target mix will be assigned.
The Investment Manager shall design model portfolios appropriate for each target asset mix by selecting a combination of available investment options that tracks the risk and diversification attributes of the target asset mix, within an appropriate range. The Investment Manager shall consider other assets identified by the enrolled participant as retirement savings (including amounts held in other plans or accounts serviced by its affiliates) in determining a target asset mix appropriate for the participant, but shall not take such assets into account when constructing or assigning model portfolios to the enrolled participant.
The Investment Manager shall invest eligible amounts held in, or contributed to, the accounts of enrolled participants in accordance with the model portfolio, as it may be adjusted from time to time for market fluctuation, provided that the Investment Manager shall not manage amounts held in company stock, or contributions required to be invested in company stock. Enrolled participant accounts may be rebalanced at any time they deviate from the market-adjusted model portfolio by more than an appropriate drift allowance, as determined by the Investment Manager. The Investment Manager may change the model portfolios as appropriate for changes in the Plan’s investment options, market performance or economic conditions.
The Investment Manager shall have no independent obligation to value assets under its management, but shall instead rely upon valuations provided by the Trustee or its agent, or an external money manager, if applicable.

Special Guidelines for Company Stock Holdings
The Investment Manager will not invest Managed Assets in Company Stock. An enrolled Participant whose Plan account is invested in Company Stock will be offered the choice whether to have the Investment Manager ignore such holdings in assigning a target asset mix to the Participant or assign a target asset mix that counterbalances the risk characteristics associated with an investment in a single security. If a Participant elects to counterbalance the Company Stock holdings, the Investment Manager will assign the Participant to one of several target asset mixes established by the Investment Manager that account for varying levels of Company Stock in ten per cent increments, based on the Participant’s level of Company Stock holdings in his or her Plan account. The Investment Manager will then assign a model portfolio to the account pursuant to which the Participant’s non-Company Stock assets will be invested that is designed to counterbalance the risk characteristics of the percentage of Company Stock reflected in the Participants’ assigned target asset mix.
The Investment Manager shall not make decisions with respect to the exercise of any rights accruing to investment options, including without limitation, shareholder rights to vote proxies or tender or exchange shares, or rights arising out of bankruptcy or litigation. Decisions with respect to the exercise of any such rights shall be made in accordance with the provisions of the Trust Agreement, and the Investment Manager shall not be required to take such matters into account in making its investment decisions.
Universe:
Managed Assets of enrolled Participants may be invested in any investment options available for new investment by enrolled Participants other than Company Stock.
Restrictions:
Managed Assets of enrolled participants will not be invested in any Company Stock. For the purposes of these Investment Guidelines, Company Stock includes the stock of an issuer that no longer constitutes securities of an employer corporation under the Employee Retirement Income Security Act of 1974, as amended, or employer securities under the Internal Revenue Code of 1986, as amended.
Managed Assets of enrolled participants will not be invested in any investment option that is closed to new investment by eligible participants.
Managed Assets of enrolled participants will not be invested in strategy funds, lifestyle funds or specialty funds. The Named Fiduciary shall have the right to impose reasonable restrictions upon Strategic Advisers with respect to investment management, other than those set out here, provided that it shall first propose such restrictions in writing to Strategic Advisers, and provided that Strategic Advisers shall have 20 business days to determine whether such restriction is reasonable.

EXPEDIA, INC.

By:	Date

Name:
STRATEGIC ADVISERS INC.

By:	Date

Name: